Exhibit 4.2

                                LICENSE AGREEMENT

       THIS LICENSE AGREEMENT (the "Agreement"), effective the 11th day of
                        October__, 2000, is entered into

                                      -BY-

                                YORK MEDICAL INC.

                      a corporation incorporated under the

           laws of Ontario, having its principal place of business at

                   5045 Orbitor Drive, Building 11, Suite 400,

                      Mississauga, Ontario, L4W 4Y4, Canada

                                      -AND-

                                  BIOSTAR INC.

          a corporation pursuant to the laws of the Dominion of Canada, with its principal place of business located at
                             405-15 Innovation Blvd.

                         Saskatoon, SK, S7N 2X8, Canada

1. BACKGROUND

1.1 The Veterinary Infectious Disease Organization ("VIDO") a division of the University of Saskatchewan, has developed and owns, amongst other things, methods of producing and using proteins derived from Pasteurella haemolytica which developments are the subject matter of an application for a patent in the United States of America filed on or about April 7, 1989 bearing serial No. 07/335,018 entitled "Compositions and Treatments for Pneumonia in Animals" and a continuation in part of such patent application bearing serial No. 504,850 and filed on or about April 5, 1990 and an application for a patent filed in the United States of America on or about October 16, 1991 bearing serial No. 07/779,171 entitled "Enhanced Immunoreactivity Using Pasteurella Haemolytica Leukotoxin Chimeras" and a continuation in part of such patent application filed on or about October 13, 1992 bearing serial No. 07/960,932, and patents and patent applications originating therefrom all as more particularly described in Exhibit "A" attached hereto (the "VIDO Assets");


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1.2   By a series of agreements culminating in an agreement entitled Pasteurella
      Haemolytica  Technology - Human  Applications,  effective August 15, 2000,
      between  VIDO  and  Biostar,   attached   hereto  as  Exhibit  "C",   (the
      "VIDO/Biostar Agreement"), VIDO licensed the VIDO Assets to Biostar.

1.3 Pursuant to its licence of the VIDO Assets, Biostar has developed the VIDO Assets and know-how in the field of GnRH vaccines and immunological carriers based on Pasteurella haemolytica for humans by, amongst other activities, performing preclinical investigations and a clinical investigation of a certain product, Norelin (the "Biostar Assets").

1.4 York is a biopharmaceutical licensing and development company, with a management group experienced in developing human pharmaceuticals in the clinical fields of oncology and anti-infectives. In addition, the management group has experience in partnering with multinational pharmaceutical companies and other related business development and commercialization activities.

1.5 Biostar has revealed to York certain information relating to the Biostar Assets under terms of a confidentiality agreement dated April 12, 2000 (the "Confidentiality Agreement").

1.6 York and Biostar now wish to set forth the terms and conditions of an agreement through which York shall acquire an exclusive worldwide license to exploit certain of the Biostar Assets (the "Assets" as herein further defined) for specific applications in the field of human medicine.

NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants and obligations hereinafter contained, and other good and valuable consideration which is hereby acknowledged, Biostar and York agree as follows:

2.    DEFINITIONS

As used herein, the following terms shall have the meanings set forth below:

2.1 "Affiliate" means any Company that is Controlled directly or indirectly by a party hereto or any Company that directly or indirectly Controls a party hereto, so that Affiliate shall include any parent or subsidiary of a party hereto, or any directly or indirectly held subsidiary of a party hereto.

2.2 "Assets" shall consist of Biostar's entitlements to the VIDO Assets licensed to Biostar under the VIDO/Biostar Agreement and the Biostar Assets existing and arising, including Norelin, IPS-21, Information, Material and Patents, or related to Norelin, IPS-21 and immunological carriers based on Pasteurella haemolytica that are or become owned or controlled by Biostar and are useful to York for the purpose herein licensed. For greater clarity, certain Assets includes, without limitation those items listed in Exhibit "D".


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2.3   "Biostar"  shall mean Biostar Inc., a corporation  incorporated  under the federal laws of Canada,  with its principal  place of business  located at
      405-15  Innovation  Blvd.,  Saskatoon,   SK,  S7N  2X8,  Canada,  and  its
      assignees.

2.4   "Company" means a corporation or other juridical entity.

2.5 "Control" or "Controlled" means the ownership, directly or indirectly, of more than 50 % of voting rights attached to the issued and outstanding voting shares of a Company.

2.6   "Effective Date" shall be the date first written above.

2.7 "Information" means information relating to the Assets made available to York in accordance with this Agreement and the Confidentiality Agreement, and includes but is not limited to, confidential information and know-how, particularly but not exclusively including information relating to production & manufacturing and to preclinical and clinical protocols and results, IND applications, results and approvals.

2.8 "IPS-21" means the GnRH-carrier fusion protein [as defined by sequence in Patents]

2.9 "Improvements" means products or processes the manufacture, use or sale of which would infringe a Valid Claim.

2.10  "Licensed Territory" means all countries of the world.

2.11 "Licensed Field" means, and is limited to, the exploitation of the Assets in respect of Licensed Products for use in humans, comprising Gonadotrophin Hormone Releasing Hormone (GnRH), Pasteurella haemolytica proteins or peptides combined with GnRH or Epidermal Growth Factor Receptors or Epidermal Growth Factor Receptor Ligands as defined in Exhibit "B" hereto, and for clarity excludes all products comprising GDF-8 or Myostatin, and further excludes applications of the Assets and the Patents relating to the diagnosis, treatment, or prevention of infectious diseases.

2.12 "Licensed Product" means all compositions, processes, methods of use, or any part or combination thereof, that incorporates, is made or designed from or with the aid of the Assets.

2.13 "Material" means the Pasteurella haemolytica proteins and peptides, and the GnRH technology, and methods of producing and using them as described in the Patents referenced in Exhibit "A" and further includes all technical data and information and biological materials and reagents useful in working with the subject matter of the Patents relating to the within grant of license and which is in existence and owned by Biostar as of the Effective Date;

2.14 "Net Sales" shall mean the total Net Sales Price of Licensed Product sold by York, and any sub-licensees.

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2.15  "Net Sales  Price"  means  during  any  period of time the total  sales of
      Licensed Product made by York or its Sub-licensees to third party customers (who are not Sub-licensees) less discounts, rebates, samples and freight charges, and taxes separately listed on such invoices, and less the amount of any credits or refunds actually given by York or its Sub-licensees for defective or returned Licensed Products. Net Sales Price shall not include any consideration received by York or its Sub-licensees for the sale, use or other disposition of Licensed Product prior to the receipt of all regulatory approvals required to commence full commercial sales of the Licensed Product in a given country, which are similar to sales under a "treatment IND", "named patient sales", "compassionate use sales", and the sale, use or other disposition of Licensed Product in the course of clinical trials.

2.16  "Norelin" means IPS-21 in a form covered by a Valid Claim.

2.17  "Patents" means:

      (a) the patents and applications summarized in Exhibit "A" and the patents that issue from those applications;

      (b)   the patents and applications directed to Improvements;

      (c) the patents granted pursuant to any patent application subsequently filed that is based on the Assets;

      (d) all divisions, continuations in whole and in part, reissues, re-examinations, substitutes, extensions and foreign and international counterparts of (1) and patents that mature therefrom;

      (e) patents and patent applications that become owned or controlled by Biostar related to Norelin and IPS-21 and which is included in the definition of Assets; and

      (f) patents and patent applications licensed to Biostar that Biostar is permitted to sub-license related to Norelin and IPS-21 and which is included in the definition of Assets.

      For greater certainty, Patents includes the patents and applications listed on the attached Exhibit "A", which may be updated from time to time during the term of this Agreement.

2.18 "Sub-licensee" means a person or entity to whom York has sub-licensed all or part of the rights granted to York by Biostar by this Agreement.

2.19 "Sub-Licensing Revenue" shall, unless otherwise agreed upon in writing, mean the aggregate of all option fees, license fees, or other cash payments, equity or other consideration of any kind that York receives in respect of sub-licenses for or an assignment of any of the rights granted to York under this Agreement.

2.20 "Valid Claim" means a granted claim for the Patents so long as such claim shall not have been disclaimed or abandoned by the patentee or shall not have been disallowed by a Patent Office, expired under the patent laws of a country, or held invalid in a final decision rendered by a court, government or tribunal of competent jurisdiction from which no appeal has been, or can be, taken.



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2.21  "York" shall mean York Medical Inc., a corporation  incorporated under the laws of Ontario, having its principal place of business at 5045 Orbitor Drive, Building 11, Suite 400, Mississauga, Ontario, L4W 4Y4, Canada, its affiliates and assignees.

2.22 "York Medical Unit" means one common York Medical share and one warrant to purchase one half of one common York Medical share. Two warrants shall entitle the holder to purchase one common share at a share price that either is CAD$ 9.00 per share, or is the share price used in the first of any financing that is closed within 12 months from the execution of this agreement, whichever share price is lower. The warrant shall be valid for four years from the date of issue.

3.    LICENSE GRANT

3.1 Biostar hereby grants to York for the Licensed Field and in the Licensed Territory, a worldwide exclusive license to exploit the Assets, particularly including but not limited to the Patents, to develop and have developed, to make and have made (including contract production by a toll manufacturer), to use and have used, and to sell or have sold, and otherwise dispose of, Licensed Product.

3.2   The license  granted  pursuant to section 3.1 hereof  shall be  exclusive.
      Notwithstanding  the  foregoing,   the  license  is  non-exclusive  as  to
      diagnostic applications for Pasteurella haemolytica antibodies.

4.    LICENSING CONSIDERATION AND MINIMUM REMUNERATIONS

4.1 In consideration of the rights granted by Biostar to York under this Agreement, and upon delivery of the Assets listed in Exhibit "D", York shall pay Biostar the consideration set out in this Section 4.

4.2 York shall pay to Biostar a license fee in the form of 50,000 York Medical Units.

4.3 York shall further pay Biostar a milestone payment of 25,000 York Medical Units on a date which is the earlier of (1) the date on which a human first receives Licensed Product in a clinical trial directed by or for York, and (2) the first anniversary of the Effective Date.

4.4 York shall pay to Biostar a royalty calculated on the Net Sales Price (the "Royalty" or "Royalties") during the Term in accordance with the following, subject only to those withholdings provided for in this
      Agreement:

      (a) if a Licensed Product infringes a Valid Claim, the Royalty shall be four (4%) percent of the Net Sales Price; and

      (b) if subsection 4.4(a) is not applicable, the Royalty shall be two (2%) percent of the Net Sales Price.

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4.5   Notwithstanding  section 4.4, with respect to sales made by  Sub-licensees
      (not including Affiliates or other Sub-licensees not at arm's length with York) where York is in receipt of royalties based on sales or other commercial dispositions of Licensed Products made by such Sub-licensees, York shall pay to Biostar the lesser of:

      (a) ten (10%) percent of the net royalties payable to York by such sub-licensees; and

      (b)   the amount otherwise due to Biostar pursuant to clause 4.4.

      As used in section 4.5(a) above, "net royalties" means the gross amount of royalties recoverable by York from such Sub-licensees after deduction of applicable withholdings or similar taxes less any royalties or similar payments that York has to make to any party other than Biostar in connection with sales of Licensed Products. Furthermore, in jurisdictions which restrict or prohibit the payment of funds out of the jurisdiction, York shall have no obligation to make any payments to Biostar except from and after Biostar electing to receive payment in such jurisdiction. If Biostar makes such election in regards to any such jurisdiction, York's obligation in respect of royalties in such jurisdiction shall not exceed fifty (50%) percent of its royalty entitlements net of applicable taxes in such jurisdiction.

4.6 In addition to the amounts payable under section 4.5, York shall remit to Biostar ten (10%) percent of all Sub-Licensing Revenue.

5.    COMMERCIALIZATION AND FURTHER RESEARCH

5.1 Upon execution of this Agreement, York, either acting for itself or through a sub-licensee, shall ensure that reasonable commercial efforts are used to commercialise the Licensed Product in the Licensed Field in the Licensed Territory, in accordance with section 14.01 of the VIDO/Biostar Agreement.

5.2 During the term of this Agreement, Biostar shall disclose as soon as possible, and make available to York all Improvements owned or controlled by Biostar or VIDO and other Information and Material relating to the Assets which shall be dealt with in accordance with the terms and conditions of this Agreement.

5.3 Biostar shall disclose and provide to York, and York shall be entitled to exploit the Assets so as to enable York to perform its obligations and enjoy the rights granted under this Agreement. Biostar shall provide to York, at York's request and expense, all further assistance reasonably available from Biostar to enable York or its sub-licensee to commercialize the Licensed Product for a period of one (1) year following the Effective Date.

5.4 Information, Material, as well as Patents and further Improvements owned or controlled by Biostar or VIDO, that are available from Biostar and arise during the term of this Agreement are hereby licensed exclusively to York under the terms and conditions stipulated in this Agreement.

5.5 Any Information, Material, Improvements, inventions or any patents that are generated or invented solely and independently by York during the term of this Agreement shall belong solely to York.


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5.6   Any Information,  Material,  Improvements,  and Patents therefor, that are generated and/or invented jointly by Biostar and York or their employees or consultants during the term of this Agreement shall be owned jointly by Biostar and York and constitute an Asset. Biostar's interest in this Asset shall be hereby licensed exclusively to York under the terms and conditions stipulated herein.

5.7 For the purpose of this Agreement, determination of inventorship shall be made in accordance with patent laws in force in the United States of America from time to time.

5.8 The parties acknowledge that both of them may from time to time disclose to the other (respectively referred to as the "Discloser" and the "Recipient", as the case may be) information that is confidential or proprietary, or both, to the Discloser. Such information may be disclosed orally, graphically, by way of sample or specimen or otherwise printed or recorded by any means.

      Accordingly, all information disclosed pursuant to this Agreement including, without limitation, all information pertaining to the Assets, shall be deemed to be confidential information (hereinafter referred to as "Confidential Information") unless the Discloser expressly indicates that it is not confidential or it falls into one of the following categories:

      (a) it is required to be disclosed by reason of judicial action after all reasonable legal remedies to maintain the confidentiality of such information have been exhausted;

      (b) it is or becomes part of the public domain through no fault of the Recipient;

      (c) it is known to the Recipient or its permitted sub-licensees, prior to disclosure by the Discloser;

      (d) it is subsequently legally obtained by the Recipient or its sub-licensees from a third party under circumstances which do not constitute a breach of this clause; or

      (e) it is independently developed by the Recipient outside of this Agreement and without in any way breaching this Agreement; or

      (f)   it is approved for public release by the Discloser.


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 5.9     Each of the parties shall use its  reasonable  best efforts to preserve the secrecy of Confidential Information and shall only disclose it to:

      (a) employee or employees of any licensor of the Assets or of permitted Sub-licensees of the Assets, who are required to know the same for performance of their duties and who have entered into appropriate confidentiality agreements;

      (b) such Government officials as are required for the purpose of obtaining all necessary regulatory approvals for the purpose of commercializing any Licensed Product or for the filing of any patent in any jurisdiction, provided that the parties shall avail themselves of all available provisions for ensuring that such disclosures do not become public; and

      (c) to a person or entity strictly for bona fide business purposes including for negotiation of a bona fide financing of York or for the purpose of Sub-Licensing by York, so long as the person or entity to whom the Confidential Information is disclosed executes an agreement to keep such information confidential.

      Neither Biostar nor York shall submit any manuscript, abstract, or like document for written or oral publication if it includes data or other information generated or provided by the other party or by VIDO without first obtaining the prior express written consent of the party generating or providing the data or other information, which consent shall not be unreasonably withheld. The contribution of the contributor shall be noted in all publications or presentations by acknowledgment or co-authorship, whichever is appropriate.

6.    SUB-LICENSING AND ASSIGNMENT

6.1 York shall have the right to grant sub-licenses of its rights and obligations contained in this Agreement. Such sub-licenses shall be on fair and reasonable terms and conditions consistent with the terms and conditions set out in this Agreement. The sub-licenses may, at York's sole election, be either exclusive or non-exclusive. At all times York shall protect the rights of Biostar in any such sub-licenses as set forth in this Agreement.

6.2 Subject to the other party's prior written consent, either party shall have the right to assign, in whole or in part, this Agreement together with the rights and obligations herein. Such consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, York is entitled to assign its rights and obligations to an Affiliate without the consent of Biostar so long as the organization remains an Affiliate of York. In the event assignment is made to an Affiliate entity, and subsequent to such assignment the status of the entity changes such that the entity is no longer an Affiliate of York, York agrees to seek the consent of Biostar for the continued operation of a subject sub-license. In the event Biostar does not provide such consent, York agrees to cancel any sub-license with the former Affiliate.

      Notwithstanding any of the foregoing, the parties agree that no assignment proposed by an assignor to an assignee shall be valid unless the assignor acquires from the assignee an executed written acknowledgment in favour of the non-assigning party to be bound by the terms and conditions of this Agreement.


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6.3   York agrees to apprise  Biostar of any material  discussions in which York is engaged respecting sub-licensing, assignment or disposal of its rights under this Agreement, and shall provide Biostar with a copy of all agreements regarding sub-licensing, assignment or disposal of rights granted York under this Agreement.

7.    PAYMENTS

7.1 Within ninety (90) days of the end of each calendar quarter commencing with the first calendar quarter in which sale of Licensed Products is made in any jurisdiction by York, its assignees or its sub-licensees, Biostar shall be furnished a written statement of milestones achieved, and of all Net Sales and Sub-licensing Revenues received, if any, for the calendar quarter, and shall be paid all amounts due. If no Net Sales or Sub-licensing Revenues are received by York, its assignees or its sub-licensees during the calendar quarter, a written statement to that effect shall be furnished.

7.2 If this Agreement is terminated for any reason before all of the payments herein provided for have been made, York shall submit a final report and pay any remaining unpaid balance which has accrued as soon as all revenue reporting is available and in any event no later than 90 days after termination.

7.3 Payment provided for in this Agreement, when overdue, shall bear interest at a rate per annum equal to five percent (5 %) in excess of the prime rate at the Canadian Imperial Bank of Commerce (CIBC), as may be in effect from time to time.

8.    PATENT RIGHTS AND PATENT INFRINGEMENT

8.1 The Parties acknowledge that VIDO has granted a license to Novartis in respect of the Material and the Patents including a license granted for use in vaccines to prevent infectious disease in non-humans, but as more particularly described in such license dated for reference the 29th day of February, 2000, a copy of which has been provided to Licensee (herein the "Novartis License").

8.2 The Parties also acknowledge that VIDO has granted a further license to MMI in respect of the Material and the Patents for use in immunopharmaceutical products based upon leukotoxin carrier, GnRH, or VIP for use in non-humans (other than for use in vaccines for the prevention of infectious diseases in animals) and technology relating to the GDF-8 protein, but as more particularly described in such license dated as and from August 15, 2000, a copy of which has been provided to Licensee (herein the "MMI License").

8.3 Pursuant to the provisions of Article VI and Article VII of the Novartis License and of the MMI License, respectively, the licensee thereunder (such licensees, successors and assigns herein referred to as "Novartis" and "MMI" respectively) has several entitlements, obligations or responsibilities including the following:

      (a)   to  file  applications,   to  prosecute  and  maintain  the  Patents
            including additions, continuations, divisions and the like thereto;


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

      (b) to discontinue prosecutions and applications and to advise and provide VIDO with the option to proceed with filings, applications and prosecutions;

      (c) to regularly apprise VIDO and, at VIDO's direction on a confidential basis, VIDO's other licensees of the Patents of the status of patent applications and of approved patents;

      (d) to make to VIDO and, at VIDO's direction on a confidential basis, to other licensees of the Patents who have an interest in an application or registration respecting a Patent complete disclosure other than a disclosure which specifically relates to the license granted under the Novartis License or under the MMI License and which does not affect such other licensee's interest in the Patents;

      (e) to consult with VIDO and, at VIDO's direction on a confidential basis, its other licensees of the Patents respecting any actions or prosecutions affecting Patents and to insure that any actions of Novartis or of MMI do not adversely affect such other licensees without the prior written consent of Licensor; and

      (f) to cooperate with VIDO and, at VIDO's direction on a confidential basis, VIDO's other licensees of the Patents in the application, prosecution and filing of any continuations, continuations-in-part, divisions, patents of additions, re-issues, renewals and extensions, further applications or defence of the Patents desired by VIDO or affecting such other licensees provided that the same is not adverse to the rights of Novartis or of MMI under the Patents. Novartis and MMI are entitled to reimbursement by Licensor of their out of pocket expenditures incurred in providing such cooperation which is to be reimbursed to Licensor by a licensee hereunder.

8.4 Pursuant to Article 6.02 of the VIDO/Biostar Agreement, VIDO agreed with Biostar, in respect of the licence granted thereunder, to:

      (a) make all directions in favour of Biostar to Novartis as directions are contemplated by the provisions of the Novartis License, and to MMI as directions are contemplated by the provisions of the MMI License, and to maintain and not withdraw such directions without Biostar's consent; and

      (b) obtain Biostar's written consent prior to providing any consent or approval affecting the Patents as contemplated or requested pursuant to the Novartis License or the MMI License; and

      (c) to cooperate with Biostar in the application, prosecution and filing of any continuations, continuations-in-part, divisions, patents of additions, re-issues, renewals and extensions, further applications or defence of the Patents desired by Biostar (and effecting the applicable directions contemplated under the Novartis License and the MMI License) and to insure that Novartis and MMI do likewise to the extent possible pursuant to the Novartis License and the MMI License, all subject to Biostar's obligation to reimburse VIDO, Novartis, and MMI for their respective out of pocket expenditures incurred in providing such cooperation; and

      (d) to provide Biostar the opportunity to commence or continue the prosecution and maintenance of patents that Novartis or MMI may determine under its license not to make or pursue, for inclusion under the VIDO/Biostar Agreement; and

      (e) not to amend the Novartis License or the MMI License in a manner adverse to the rights and entitlements of Licensee contemplated hereunder without the Biostar's written consent.

8.5 Biostar hereby agrees with York, with respect to the scope of the within grant of license to:

      (a) make all directions in favour of York to VIDO as directions are contemplated by the provisions of the Novartis License and the MMI License, and to maintain and not withdraw such directions without York's consent; and

      (b) obtain York's written consent prior to providing any consent or approval affecting the Patents as contemplated or requested pursuant to the Novartis License or the MMI License; and

      (c) to cooperate with York in the application, prosecution and filing of any continuations, continuations-in-part, divisions, patents of additions, re-issues, renewals and extensions, further applications or defence of the Patents desired by York (and effecting the applicable directions contemplated under the Novartis License and the MMI License) and to insure that VIDO instructs Novartis and MMI to do likewise to the extent possible pursuant to the Novartis License and the MMI License, all subject to York's obligation to reimburse Biostar, VIDO, Novartis, and MMI for their respective out of pocket expenditures incurred in providing such cooperation; and

      (d) to provide York the opportunity to commence or continue the prosecution and maintenance of patents that Biostar, Novartis or MMI may determine under its license not to make or pursue, for inclusion under this Agreement;

      (e)   not to provide  its  consent  to VIDO's  amendment  of the  Novartis
            License or the MMI License in a manner adverse to the rights and entitlements of York contemplated hereunder without York's express written consent.

8.6 All patent applications undertaken by York in accordance with this Agreement shall be undertaken in the name and on behalf of the University of Saskatchewan. York shall be responsible for all costs and expenses associated with the filing and prosecution of such applications and the maintenance fees, if any, required to maintain the Patents in full force and effect except to the extent the responsibility resides with Novartis or MMI, pursuant to the Novartis License or the MMI License. The selection of the patent agents chosen to prosecute applications pursued independently by York shall be in the sole discretion of York. Other than as contemplated by 8.7, Biostar shall cooperate with York in prosecuting such application at no expense to York other than reimbursement for out-of-pocket expenses that York approves prior to their being incurred.

8.7 At the request of York, Biostar shall obtain from VIDO such personnel as may be available to it for purposes of consultation with and presentations to governmental authorities in respect of the Patents and York shall reimburse Biostar for any compensation invoiced by VIDO for such participation of such personnel.

8.8 With respect to the Patents which are not the subject of the Novartis License or the MMI License, the following provisions will apply:

      (a) All patent applications undertaken by York in accordance with this Agreement shall be undertaken in the name and on behalf of the University of Saskatchewan. York shall be responsible for all costs and expenses associated with the filing and prosecution of such applications and the maintenance fees, if any, required to maintain such applications in full force and effect. The selection of the patent agents chosen to prosecute such applications shall be in the sole discretion of the York. Biostar shall cooperate with, and shall seek VIDO's co-operation with York in prosecuting such applications at no expense to York other than reimbursement for out-of-pocket expenses that York approves prior to their being incurred. York's obligations under this section 8.8 do not extend to prosecuting appeals from decisions of the patent office of various jurisdictions throughout the world nor engaging in litigation with third parties. York shall regularly apprise Biostar, and, at Biostar's direction on a confidential basis, VIDO of the status of patent applications and of approved patents. York shall be entitled to reimbursement of its out of pocket expenditures incurred in providing such cooperation to VIDO.

      (b) Applications for Patents filed after the date of execution of this Agreement shall first be filed in the United States of America and the selection of other jurisdictions of the world in which any particular application is to be filed shall be in the sole discretion of the York. York shall advise Biostar of its decision in this regard within nine (9) months of the filing date of any particular application in the United States of America. With respect to applications for Patents in jurisdictions where York chooses not to file, Biostar may file and prosecute an application at its own expense. With respect to any jurisdiction in which Biostar obtains a patent as contemplated by this clause, York shall not have any rights under this Agreement provided this does not adversely affect the ability of York to exercise its rights granted hereunder with respect to the other jurisdictions to which this Agreement applies.

      (c) York shall have the option of discontinuing the prosecution of an application for a Patent or not filing an application based on the Material or any Improvement in accordance with this section 8.8. If York's patent agents provide a written opinion to the effect that an application for a Patent does not warrant the expense of further prosecution, or that an aspect of the Material or any Improvement (which Biostar considers patentable) does not warrant the expense of an application York may, in its sole discretion, refuse to proceed with such prosecution or application. If York exercises such option, it shall so advise Biostar in writing and provide Biostar with a copy of the opinion of the patent agents on which such decision is based. Biostar may, in its sole discretion, file and prosecute, or continue the prosecution, as the case may be, of such an application, and any patents so obtained shall not be the subject of this license.

9.    PATENT PROTECTION AND INFRINGEMENT

9.1 York and Biostar shall promptly advise each other of any infringement or suspected infringement of the Patents by a third party. Subject to any subsequent agreement as to the conduct of any such action:

      (a) York, or its Sub-licensees, or both, may institute a suit and, subject to the provisions hereinafter appearing, join Biostar as a plaintiff in which case York and its Sub-licensees, as the case may be, shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery whether by way of judgement, award, decree or settlement; or

      (b) if York and its Sub-licensees choose not to institute a suit as provided for in subsection 9.1(a) above, Biostar may institute a suit in which case Biostar shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery whether by way of judgment, award, decree or settlement.

      If York and its Sub-licensees exercise their right to commence a suit, Biostar shall not be added as a party until its consent to being added as a party is obtained and until Biostar is provided with an indemnity agreement from York and its Sub- Licensees against all costs, expenses and damages which Biostar may incur as a result of such cooperation. Such indemnity agreement shall be in a form satisfactory to Biostar's solicitors and be supported by such reasonable assurances in support of such indemnity as Biostar considers appropriate in the circumstances.

9.2 Should Biostar or York (which includes for purposes of this section York's Sub-licensees) commence a suit in accordance with section 9.1 and subsequently elect to abandon such suit, Biostar or York, as the case may be, shall first give timely notice to the other, who may, if it so desires, continue prosecution of such suit provided that an agreement as to the sharing of expenses and any recoveries is first arrived at.

9.3 If York or its Sub-licensees recover profits or damages, or both, from the alleged infringer, by settlement or otherwise, such profits or damages shall be applied for the following purposes and in the following order:

      (a)   against legal and other expenses of the suit;

      (b)   against liabilities of York or Biostar resulting from the suit; and

      (c) to Biostar in accordance with section 4.6, wherein such money shall be considered Sub-Licensing Revenue.

      However, if any such infringement suit results in an adverse judgment and all of the Patents are wholly invalidated, Royalties shall be adjusted in accordance with section 4.4(b) as and from the date of judgment.

9.4 If the royalties payable to Biostar and other third parties would exceed eight (8%) percent of Net Sales for a Licensed Product that infringes a Valid Claim or claims of the Patents (the "Patent Royalty Ceiling") then the Royalty rate provided for in clause 4.4(a) shall be reduced by one-half of the collective royalties in excess of the Patent Royalty Ceiling otherwise payable by York to Biostar and other third parties. York shall use reasonable efforts to ensure that any royalty reduction necessary under this clause is allocated between the Biostar and such third party in an equitable manner. However, notwithstanding the foregoing, under no circumstances shall the Royalty rates provided for under clause 4.4(a) be reduced to less than one-half (1/2) of the amount otherwise determinable under that clause.

9.5 Each party shall promptly notify the other in writing of any claim or action for infringement of the patent rights of any third party based on the production, use or sale of Licensed Products by York or its Sub-licensees.

9.6 The entitlements of York under this section 9 are limited to third party infringements of the applications which are the subject of this Agreement.

10.   REPRESENTATIONS AND WARRANTIES

10.1  Biostar represents and warrants:

      (a) to its knowledge that VIDO is the sole owner of the Patents and of the inventions claimed therein and that VIDO has licensed the rights to such invention to Biostar as documented in Exhibit "C";

      (b) that it has not entered into any agreement regarding the Licensed Product, whether in writing or verbally, with any other person that is inconsistent with the terms of this Agreement; and

      (c) that Biostar has the capacity and authority to enter into this Agreement.

10.2  York represents and warrants:

      (a)   that it has the capacity and authority to enter into this Agreement;


      (b) that it has obtained any approvals required under its Articles of Incorporation so as to permit Biostar to transfer to VIDO, in accordance with the VIDO/Biostar Agreement, York Medical Units; and

      (c) that Biostar's transfer to VIDO of York Medical Units pursuant to the VIDO/Biostar Agreement will not be precluded by the provisions of article 9(a) of York's Articles of Incorporation, or any clause of similar effect.

10.3 Biostar shall not have any liability whatsoever to York or any other person for or on account of any injury, loss, or damage, or any kind or nature, sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon York or any other person, arising out of or in connection with or resulting from (1) the manufacture, use, or sale of any Licensed Product; or (2) any advertising or other promotional activities with respect to any of the foregoing.

10.4 York, at its own expense and at all times during the term of this Agreement, will carry and maintain in full force and effect comprehensive general liability insurance, including product liability provisions, in a form and with a carrier acceptable in the pharmaceutical industry. The limits of such policy shall be sufficient at all times for York's then current activities under this Agreement, and customary for York's business within the industry.

11.   DISCLAIMER OF WARRANTIES

11.1 The parties acknowledge and agree that nothing in this Agreement is or shall be construed as being:

      (a) a warranty or representation by Biostar as to whether any Patents based on the Material will issue or the validity or scope of the Patents once issued;

      (b) a warranty or representation by Biostar that Licensed Products made, used, sold or otherwise disposed of by York are and will be free from infringement of patents, copyrights, trademarks or other proprietary interests of any third party;

      (c) an obligation on Biostar to bring or prosecute actions or suits against third parties for infringement of the Patents or other proprietary rights under any circumstances;

      (d) the conferring of any rights to use in advertising, publicity or otherwise any trademark or the name of Biostar, VIDO, or of the University of Saskatchewan or any employee, agent or person otherwise associated with any of these institutions;

      (e) a grant by implication, estoppel or otherwise of any license to any patents or other confidential proprietary information of Biostar other than the Patents and Material; or

      (f) a representation or warranty, whether express or implied, by Biostar of merchantability or fitness for a particular purpose, nor a representation or warranty by Biostar that it shall bear any liability to York whatsoever by reason of any loss or damage sustained by York, its employees, or any third party arising out of the production, use, sale or other disposal of licensed products or arising directly or indirectly out of the use by York of the patents and material or otherwise arising out of the grant of any rights under this agreement or out of the provision of any information in connection with this agreement.

12.   INDEMNITY

12.1 York shall indemnify, hold harmless and defend Biostar and its officers, employees and agents against any and all claims arising out of the exercise by York of any of the rights granted to it under this Agreement including, without limitation, against any damages, losses or liabilities whatsoever with respect to death or other personal injury to a person or damage to property arising from or out of the use of the Patents and Material by York, it Sub-licensees or its customers in any manner whatsoever or the production, use, sale, or lease of Licensed Products by York, its sub-licensees or its customers in any manner whatsoever, with the general exception of any damage or loss directly resulting from acts or omissions constituting bad faith, wilful misfeasance, gross negligence or reckless disregard of duties under this Agreement by Biostar or its officers, employees or agents acting in such capacity on behalf of Biostar.

12.2 Biostar shall indemnify, hold harmless and defend York and its officers, employees and agents against any and all claims arising out of a breach of any representations or warranties made by Biostar in this Agreement, and the breach by Biostar of any of its obligations in this Agreement.

13.   TERM AND TERMINATION

13.1 This Agreement shall commence on the Effective Date and, unless terminated sooner, in accordance with the terms hereof, shall remain in force as long as any Patent contains a Valid Claim in any part of the Licensed Territory.

13.2 In the event either party shall be in default in the performance of any of its material obligations hereunder, including, but not limited to, breach of representation or warranty, and if the default has not been remedied within ninety (90) days following the date of receipt of a notice in writing from the other party specifying such default and its claim of a right to terminate, the other party may terminate this Agreement by written notice to the defaulting party in addition to any other remedies available to it by law or equity.

      It is understood that termination pursuant to this section 13.2 shall be a remedy of last resort, and the arbitrators may enter an award terminating only where the default of either party cannot be reasonably remedied by the payment of money damages.

13.3 Either party shall have the right to terminate this Agreement with immediate effect if the other party should enter into liquidation, either voluntary or compulsory, or become insolvent, or institutes any proceedings for the winding up of its business, or if execution be levied on any goods and effects of the other party, or the other party should enter into receivership or bankruptcy.

13.4  York may voluntarily terminate this Agreement,  without cause, at any time
      on  ninety  (90)  days  written  notice.   Termination  will  take  effect
      immediately at the end of the notice period.

13.5 Upon the termination of this Agreement for any reason York shall make no further use of the Assets or derivatives therefrom. York shall discontinue to use and exploit the Assets or other derivatives therefrom and shall promptly return all paper, data, drawings, manuals, specifications, descriptions and material of any kind supplied to it hereunder. York shall, when transmitting such material, acknowledge in writing that the documentation thus transmitted is complete and that York does not retain any copies thereof.

13.6 This section 13.6 and the following rights and obligations shall survive any termination of this Agreement to the degree necessary to permit their complete fulfilment or discharge;

      (a)   York's  obligation  to supply a final report as specified in section
            7.2 of this Agreement.

      (b) Biostar's right to receive or recover and York's obligation to pay amounts pursuant to section 4 and section 7.3 of this Agreement, accrued up to and including the date of termination.

      (c)   York's  obligation to maintain records and make them available under section 14 of this Agreement.

      (d) The representations, warranties and indemnities under section 10 of this Agreement.

13.7 The parties agree that termination of this Agreement by Biostar shall not affect the rights of any Sub-licensee which at the time of termination is in good standing under its sub-licensing agreement with York. In the event of such termination, Biostar shall step in to the sub-licensing agreement which shall continue, mutatis mutandis, so that all rights and obligations of the Sub-licensee are retained in accordance with that sub-licensing agreement.

13.8 Notwithstanding section 13.7, in the event that Biostar terminates this Agreement as a result of the termination of the VIDO/Biostar Agreement, Biostar shall have no obligations to any Sub-licensee,. York agrees that in case of termination of this Agreement by Biostar resulting from the termination of the VIDO/Biostar Agreement, it shall terminate all sub-licenses then in effect for the rights granted to York under this Agreement.

13.9 The obligations of confidentiality as provided in this Agreement will survive termination of this Agreement for a period of ten (10) years post termination.

13.10 Termination of this Agreement by either party shall not take effect while any dispute is being arbitrated pursuant to section 18.

13.11 Biostar agrees that while this Agreement is in force it shall maintain a corporate existence, and shall not institute any proceeding for the winding up of its business.

14.   RECORDS

14.1 York shall keep accurate records relating to all matters relevant to this Agreement (including payments due hereunder) and shall permit Biostar or its duly authorized representative to inspect all such records and to make copies of or extracts from such records during regular business hours and on reasonable notice throughout the term of this Agreement and for a period of six (6) years thereafter. York shall fully co-operate at such inspection and shall give any explanations that may be requested. If any such inspection discloses any underpayment of royalties, York shall promptly pay the amount of any shortfall at the rate determined in accordance with section 4 and section 7.3 hereof from the date such payment was due until the date that York pays this shortfall.

14.2 York shall at each time of payment of royalties render a report to Biostar including copies of the Sub-licensee reports to York, giving an accurate account of total manufacture and sale of Licensed Product and Sub-Licensing Revenues during the preceding quarter.

15.   SEVERABILITY

15.1 The parties agree that if any part, term, or provision of this Agreement shall be found illegal or in conflict with any applicable law, the validity of the remaining provisions shall not be affected thereby.

16.   USE OF LICENSOR'S NAME

16.1 Neither York nor Biostar shall use the other party's name or trademark, nor the name of any employee or agent, in any advertising or promotional material or publicity release relating to the Assets or the Licensed Products without prior written consent from the other party, which consent shall not be unreasonably withheld.

17.   WAIVER, INTEGRATION, ALTERATION

17.1 The waiver of a breach hereunder may be effected only by a written document signed by the waiving party and shall not constitute a waiver of any other breach.

17.2 A provision of this Agreement may be altered only by a written document signed by both the parties, except as provided in section 15.

18.   DISPUTE RESOLUTION

18.1 If the parties are unable to resolve any dispute arising under this Agreement, such matter shall first be referred for resolution to the Presidents of Biostar and York. In the event that no resolution is reached within 10 business days following such referral, or such further period as the Presidents may mutually agree, resolution of the dispute shall be determined by arbitration to be held in the English language in Saskatoon, Saskatchewan, in accordance with The Arbitration Act, 1992, Statutes of Saskatchewan, or its successor legislation, as may be in force from time to time.

19.   APPLICABLE LAW

19.1 This Agreement shall be governed and construed in accordance with the laws of Saskatchewan, and any federal laws applicable therein, and the parties hereby attorn to the jurisdiction of the Courts of the Province of Saskatchewan.

20.   NOTICES UNDER THE AGREEMENT

20.1 All written communications and notices between the parties shall be delivered personally or by courier, sent by prepaid mail, registered mail or facsimile transmission to the attention of the party at the addresses provided below, or any other addresses of which either party shall notify the other party in writing. Any notice, if delivered personally or by courier, will be deemed to have been given when actually received; if transmitted by fax before 3:00 p.m. on a business day, will be deemed to have been given on that business day; and if transmitted by fax after 3:00 p.m. on a business day, will be deemed to have been given on the first business day following the date of transmission.

         If to York:                The President
                                    York Medical Inc.

                                    5045 Orbitor Drive, Building 11, Suite 400
                                    Mississauga, Ontario L4W 4Y4, Canada
                                    Facsimile: (905) 629-4959

         If to Biostar:             The President
                                    Biostar Inc.
                                    405-15 Innovation Blvd.

                                    Saskatoon, Saskatchewan, S7N 2X8, Canada
                                    Facsimile: (306) 651-1931

21.   EXTENDED MEANING

21.1 The use of the singular in this Agreement shall include the plural and vice versa.

22.   FORCE MAJEURE

22.1 The parties shall be relieved from liability for a failure to perform any obligation under this Agreement during such period and to the extent that the due performance thereof by either of the parties is prevented by reason of any circumstance beyond the control of the parties, such as war, warlike hostilities, mobilization or general military call-up, civil war, fire, flood or other circumstances of similar importance.

22.2 The party desiring to invoke an event of force majeure shall give immediate notice to the other party of the commencement and the cessation of such event of force majeure, failing which the party shall not be discharged from liability for any non-performance caused by such event of force majeure.

22.3 Both parties shall make all reasonable efforts to prevent and reduce the effect of any non-performance of this Agreement caused by an event of force majeure.

23.   CURRENCY

23.1 All amounts due under this Agreement shall be paid in Canadian currency and shall be calculated into Canadian currency using the exchange rate published in the Wall Street Journal on the date that the payment is due.

24.   COUNTERPARTS AND FACSIMILE

24.1 This Agreement and any amendment, supplement, restatement or termination of any provision of this Agreement may be executed and delivered in any number of counterparts, each of which when delivered is an original and all of which taken together constitute one and the same instrument. A party's transmission by facsimile of a copy of this Agreement duly executed by that party shall constitute effective delivery by that party of an executed copy of this Agreement to the party receiving the transmission. A party that has received this Agreement by facsimile shall forthwith deliver an originally executed copy to the other party.

25.   ENTIRE AGREEMENT

25.1 This Agreement represents the entire understanding between the parties, and supersedes all other agreements, express or implied, between the parties concerning ASSETS.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized officers on the respective dates and at the respective places hereinafter set forth.

Mississauga    /    2000                     Saskatoon   /    2000

YORK MEDICAL INC.                             BIOSTAR INC.

         "David G.P. Allan"                           "Brad Munro"
         ---------------------------                  --------------------------
By:      Mr. David G.P. Allan                   By:   Brad Munro
Title:   Chairman and Chief Executive        Title:   President  and Chief
         Officer                                      Executive Officer
At:      Mississauga, Ontario                   At:   Saskatoon, Saskatchewan


        "Niclas Stiernholm"                           "Todd L Lahti"
         ---------------------------                  --------------------------
By:      Dr. Niclas Stiernholm                  By:   Todd L Lahti
Title:   Director, Science & Technology      Title:   Treasurer
At:      Mississauga, Ontario                   At:   Saskatoon, Saskatchewan

                                   EXHIBIT "A"

                         PATENTS AND PATENT APPLICATIONS

Includes all patents and patent applications arising from U.S.A. patent application numbers 07/779/171 and 07/335,018, as listed in Robins and Associates patent series 9001-0006 and 9001-0016. The symbol [x] indicates patents for which Novartis is charged with the maintenance and prosecution under the provisions of the Novartis License, and the symbol [x] indicates patents for which MMI is charged with the maintenance and prosecution under the provisions of the MMI License.

1.    Robins and Associates Patent Series 9001-0006

      "COMPOSITIONS AND TREATMENTS FOR PNEUMONIA IN ANIMALS"

      o     Issued U.S. Patent No. 5,849,531 [x]

      "LEUKOTOXIN VACCINE COMPOSITIONS AND USES THEREOF"

      o     Issued U.S. Patent No. 5,871,750 [x]

      "PASTEURELLA HAEMOLYTICA LEUKOTOXIN COMPOSITIONS AND USES THEREOF"

      o     Issued U.S. Patent No. 5,476,657 [x]


(continued on next page)

2.    Robins and Associates Patent Series 9001-0016

      "ENHANCED IMMUNOGENICITY USING LEUKOTOXIN CHIMERAS"

      o     U.S. Application 08/976,566 [x]
      o     U.S. Patent 5,708,155 [x]
      o     U.S. Patent 5,422,110 [x]

      "GNRH LEUKOTOXIN CHIMERAS"

      o     U.S. Application 09/383,912 [x]
      o     U.S. Patent 5,969,126 [x]
      o     U.S. Patent 5,723,129 [x]
      o     U.S. Patent 5,837,268 [x]
      o     U.S. Patent 6,022,960 [x]



Patent Report by Invention                                   Printed: 01/06/2000
Reference Number: 9001-0006

COMPOSITIONS AND TREATMENTS FOR PNEUMONIA IN ANIMALS

--------------------------------------------------------------------------------------------------------------------------------

COUNTRY                       REFERENCE#         TYPE     FILED          SERIAL #      ISSUED        PATENT#        STATUS
--------------------------------------------------------------------------------------------------------------------------------
AUSTRALIA                     9001-0006.43       CEQ      05/25/1990     5662190       03/07/1994    642650         ISSUED
--------------------------------------------------------------------------------------------------------------------------------
BELGIUM                       9001-0006.48       DCA      05/25/1990     909068314     08/27/1997    0527724        PENDING
--------------------------------------------------------------------------------------------------------------------------------
CANADA                        9001-0006.40       CEQ      04/06/1990     2014033       02/09/1993    2014033        ISSUED
--------------------------------------------------------------------------------------------------------------------------------
SWITZERLAND                   9001-0006.49       DCA      05/25/1990     909068314     08/27/1997    0527724        PENDING
--------------------------------------------------------------------------------------------------------------------------------
GERMANY                       9001-0006.50       DCA      05/25/1990     909068314                   0527724        ISSUED
--------------------------------------------------------------------------------------------------------------------------------
EUROPEAN PATENT CO            9001-0006.44       CEQ      05/25/1990     909068314     08/27/1997    0527724        ISSUED
--------------------------------------------------------------------------------------------------------------------------------
SPAIN                         9001-0006.51       DCA      05/25/1990     909068314     08/27/1997    0527724        PENDING
--------------------------------------------------------------------------------------------------------------------------------
FINLAND                       9001-0006.45       CEQ      05/25/1990     924457                                     ABANDONED
--------------------------------------------------------------------------------------------------------------------------------
FRANCE                        9001-0006.52       DCA      05/25/1990     909068314     08/27/1997    0527724        PENDING
--------------------------------------------------------------------------------------------------------------------------------
UNITED KINGDOM                9001-0006.53       DCA      05/25/1990     909068314     08/27/1997    0527724        PENDING
--------------------------------------------------------------------------------------------------------------------------------
ITALY                         9001-0006.54       DCA      05/25/1990     909068314     08/27/1997    0527724        PENDING
--------------------------------------------------------------------------------------------------------------------------------
JAPAN                         9001-0006.46       CEQ      05/25/1990     2507689                                    ABANDONED
--------------------------------------------------------------------------------------------------------------------------------
NETHERLANDS                   9001-0006.55       DCA      05/25/1990     909068314     08/27/1997    0527724        PENDING
--------------------------------------------------------------------------------------------------------------------------------
NORWAY                        9001-0006.47       CEQ      05/25/1990     P923827                                    ABANDONED
--------------------------------------------------------------------------------------------------------------------------------
UNITED STATES                 9001-0006          NEW      04/07/1989     07/335,018                                 ABANDONED
--------------------------------------------------------------------------------------------------------------------------------
UNITED STATES                 9001-0006.20       CIP      04/05/1990     07/504,850                                 ABANDONED
--------------------------------------------------------------------------------------------------------------------------------
UNITED STATES                 9001-0006.01       CON      02/09/1993     08/015,537    12/19/1995    5,476,657      ISSUED
--------------------------------------------------------------------------------------------------------------------------------
UNITED STATES                 9001-0006.02       CON      12/14/1994     08/355,919    02/16/1999    5,871,750      ISSUED
--------------------------------------------------------------------------------------------------------------------------------
UNITED STATES                 9001-0006.10       DIV      05/31/1995     08/455,510    12/15/1998    5,849,531      ISSUED
--------------------------------------------------------------------------------------------------------------------------------
WIPO                          9001-0006.41       CEQ      04/06/1990     PCT/US90/01884                             ABANDONED
--------------------------------------------------------------------------------------------------------------------------------
WIPO                          9001-0006.42       CEQ      05/25/1990     PCT/CA90/00170                             NAT PHASE
--------------------------------------------------------------------------------------------------------------------------------



Patent Report by Invention
Reference Number: 9001-0016

ENHANCED IMMUNOGENICITY USING LEUKOTOXIN CHIMERAS AND

GNRH-LEUKOTOXIN CHIMERAS

--------------------------------------------------------------------------------------------------------------------------------

COUNTRY                       REFERENCE#         TYPE     FILED          SERIAL #       ISSUED        PATENT#       STATUS
--------------------------------------------------------------------------------------------------------------------------------
AUSTRALIA                     9001-0016.64       DCA      01/24/1996     4477796                                    PENDING
--------------------------------------------------------------------------------------------------------------------------------
AUSTRALIA                     9001-0016.84       DCA      08/08/1997     3843797                                    PENDING
--------------------------------------------------------------------------------------------------------------------------------
AUSTRALIA                     9001-0016.52       DIV                                                                PROPOSED
--------------------------------------------------------------------------------------------------------------------------------
BRAZIL                        9001-0016.65       DCA      01/24/1996     P196075260                                 PENDING
--------------------------------------------------------------------------------------------------------------------------------
BRAZIL                        9001-0016.85       DCA      08/08/1997     P197111236                                 PENDING
--------------------------------------------------------------------------------------------------------------------------------
CANADA                        9001-0016.66       DCA      01/24/1996     2212054                                    PENDING
--------------------------------------------------------------------------------------------------------------------------------
CANADA                        9001-0016.86       DCA      08/08/1997     2262524                                    PENDING
--------------------------------------------------------------------------------------------------------------------------------
CHINA                         9001-0016.67       DCA      01/24/1996     961926805                                  PUBLISHED
--------------------------------------------------------------------------------------------------------------------------------
CHINA                         9001-0016.87       DCA      08/08/1997     97197617                                   PENDING
--------------------------------------------------------------------------------------------------------------------------------
EUROPEAN PATENT CO            9001-0016.75       DCA      01/24/1996     969007962                                  PUBLISHED
--------------------------------------------------------------------------------------------------------------------------------
EUROPEAN PATENT CO            9001-0016.51       DCA      08/08/1997     979353950                                  PENDING
--------------------------------------------------------------------------------------------------------------------------------
HUNGARY                       9001-0016.68       DCA      01/24/1996     2544797                                    PENDING
--------------------------------------------------------------------------------------------------------------------------------
HUNGARY                       9001-0016.88       DCA      08/08/1997     519499                                     PENDING
--------------------------------------------------------------------------------------------------------------------------------
ISRAEL                        9001-0016.89       DCA      08/08/1997     128123                                     PENDING
--------------------------------------------------------------------------------------------------------------------------------
INDIA                         9001-0016.81       CEQ      08/07/1997     2204DEL97                                  PENDING
--------------------------------------------------------------------------------------------------------------------------------
JAPAN                         9001-0016.69       DCA      01/24/1996     8523847                                    PENDING
--------------------------------------------------------------------------------------------------------------------------------
JAPAN                         9001-0016.90       DCA      08/08/1997     10509192                                   PENDING
--------------------------------------------------------------------------------------------------------------------------------
NORTH KOREA                   9001-0016.91       DCA      08/08/1997     PCT/CA97/00559                             PENDING
--------------------------------------------------------------------------------------------------------------------------------
SOUTH KOREA                   9001-0016.70       DCA      01/24/1996     70551397                                   PENDING
--------------------------------------------------------------------------------------------------------------------------------
SOUTH KOREA                   9001-0016.92       DCA      08/08/1997     700109799                                  PENDING
--------------------------------------------------------------------------------------------------------------------------------
MEXICO                        9001-0016.71       DCA      01/24/1996     976009                                     PENDING
--------------------------------------------------------------------------------------------------------------------------------
MEXICO                        9001-0016.93       DCA      08/08/1997     PCT/CA97/00559                             PENDING
--------------------------------------------------------------------------------------------------------------------------------
NORWAY                        9001-0016.94       DCA      08/08/1997     19990533                                   PENDING
--------------------------------------------------------------------------------------------------------------------------------
NEW ZEALAND                   9001-0016.72       DCA      01/24/1996     300125         04/29/1999    300125        ISSUED
--------------------------------------------------------------------------------------------------------------------------------
NEW ZEALAND                   9001-0016.95       DCA      08/08/1997     333999                                     PENDING
--------------------------------------------------------------------------------------------------------------------------------
PHILIPPINES                   9001-0016.61       CEQ      02/09/1996     52321                                      PENDING
--------------------------------------------------------------------------------------------------------------------------------
PHILIPPINES                   9001.0016.82       CEQ      08/08/1997     57547                                      PENDING
--------------------------------------------------------------------------------------------------------------------------------
POLAND                        9001-0016.73       DCA      01/24/1996     P321704                                    PENDING
--------------------------------------------------------------------------------------------------------------------------------
POLAND                        9001-0016.96       DCA      08/08/1997     P331537                                    PENDING
--------------------------------------------------------------------------------------------------------------------------------
FEDERATION OF RUSSIA          9001-0016.74       DCA      01/24/1996     97115447                                   PENDING
--------------------------------------------------------------------------------------------------------------------------------
FEDERATION OF RUSSIA          9001-0016.97       DCA      08/08/1997     99104772                                   PENDING
--------------------------------------------------------------------------------------------------------------------------------
SINGAPORE                     9001-0016.98       DCA      08/08/1997     99004533                                   PENDING
--------------------------------------------------------------------------------------------------------------------------------
THAILAND                      9001-0016.63       CEQ      02/08/1996     029979                                     PUBLISHED
--------------------------------------------------------------------------------------------------------------------------------
TURKEY                        9001-0016.99       DCA      08/08/1997     199900267                                  PENDING
--------------------------------------------------------------------------------------------------------------------------------
TAIWAN                        9001-0016.41       NEW      11/24/1992     81109431                                   ABANDONED
--------------------------------------------------------------------------------------------------------------------------------
TAIWAN                        9001-0016.62       CEQ                                                                ABANDONED
--------------------------------------------------------------------------------------------------------------------------------
TAIWAN                        9001-0016.83       CEQ                                                                ABANDONED
--------------------------------------------------------------------------------------------------------------------------------
UKRAINE                       9001-0016.50       DCA      08/08/1997     99031259                                   PENDING
--------------------------------------------------------------------------------------------------------------------------------
UNITED STATES                 9001-0016          NEW      10/16/1991     07/779,171                                 ABANDONED
--------------------------------------------------------------------------------------------------------------------------------
UNITED STATES                 9001-0016.20       CIP      10/14/1992     07/960,932     06/06/1995    5,422,110     ISSUED
--------------------------------------------------------------------------------------------------------------------------------
UNITED STATES                 9001-0016.21       CIP      02/10/1995     08/387,156     03/03/1998    5,723,129     ISSUED
--------------------------------------------------------------------------------------------------------------------------------
UNITED STATES                 9001-0016.10       DIV      05/31/1995     08/455,970     01/13/1998    5,708,155     ISSUED
--------------------------------------------------------------------------------------------------------------------------------
UNITED STATES                 9001-0016.22       CIP      08/09/1996     08/694,865     11/17/1998    5,837,268     ISSUED
--------------------------------------------------------------------------------------------------------------------------------
UNITED STATES                 9001-0016.11       DIV      06/19/1997     08/878,748     10/19/1999    5,969,126     ISSUED
--------------------------------------------------------------------------------------------------------------------------------
UNITED STATES                 9001-0016.01       CON      11/24/1997     08/976,566                                 PENDING
--------------------------------------------------------------------------------------------------------------------------------
UNITED STATES                 9001-0016.12       DIV      07/29/1998     09/124,491                                 PENDING
--------------------------------------------------------------------------------------------------------------------------------
UNITED STATES                 9001-0016.02       CON      08/26/1999     09/383,912                                 PENDING
--------------------------------------------------------------------------------------------------------------------------------
WIPO                          9001-0016.40       CEQ      10/15/1992     PCT/CA92/00449                             ABANDONED
--------------------------------------------------------------------------------------------------------------------------------
WIPO                          9001-0016.60       CEQ      01/24/1996     PCT/CA96/00049                             NAT PHASE
--------------------------------------------------------------------------------------------------------------------------------
WIPO                          9001-0016.80       CEQ      08/08/1997     PCT/CA97/00559                             NAT PHASE
--------------------------------------------------------------------------------------------------------------------------------


                                   EXHIBIT "B"

Epidermal Growth Factor Receptors include:
HER1     (EGFR or ErbB1)
HER2     (neu or ErbB2)
HER3     (ErbB3)
HER4     (ErbB4)

Epidermal Growth Factor Receptors Ligands include:
         Epidermal Growth Factor    (EGF)
         Transforming Growth Factor alpha   (TGF--)
         Amphiregulin
         Heparin Binding Epidermal Growth Factor (HB-EGF)
         Betacellulin

                                   EXHIBIT C



                       PASTEURELLA HAEMOLYTICA TECHNOLOGY

                               HUMAN APPLICATIONS

THIS AGREEMENT made with effect as and from the Closing Date of an Asset Purchase Agreement (as hereinafter defined) (the "Effective Date") BETWEEN:

THE UNIVERSITY OF SASKATCHEWAN, a corporation pursuant to an Act of the Government of Saskatchewan, as represented by the Veterinary Infectious Disease organization, a division of the University of Saskatchewan which has its principal offices located at 120 Veterinary Road, on the campus of the University of Saskatchewan, (hereinafter referred to as "Licensor" )

OF THE FIRST PART

-and -

BIOSTAR INC., a corporation pursuant to the laws of the Dominion of Canada, with is principal place of business located at #343 -111 Research Drive, Saskatoon, Saskatchewan,

(hereinafter referred to as "Licensee")

OF THE SECOND PART

                              WI TNESSETH WHEREAS:

      A. The Licensee and the Licensor entered into a series of license agreements culminating in a consolidated and amended Pasteurella haemolytica Vaccine and Technology license agreement dated February 29th, 2000 (the "Original License");

      B. Licensor has developed and owns, amongst other things, methods of producing and using proteins derived from Pasteurella haemolytica which developments are the subject matter of an application for a patent in the United States of America filed on or about April 7, 1989 bearing serial No. 07/335,018 entitled "Compositions and Treatments for Pneumonia in Animals" and a continuation in part of such patent application bearing serial No. 504,850 and filed on or about April 5, 1990 and an application for a patent filed in the United States of America on or about October 16, 1991 bearing serial No. 07/779,171 entitled "Enhanced Immunoreactivity Using Pasteurella Haemolytica Leukotoxin Chimeras" and a continuation in part of such patent application filed on or about October 13, 1992 bearing serial No. 07/960,932, and patents and patent applications originating therefrom all as more particularly described in Exhibit "A" attached;

      C. The Original License was partially assigned with the consent of the Licensor and as contemplated by the asset purchase agreement between the Licensee and related parties and Metamorphix-Canada, Inc and related parties dated for reference June 1, 2000 (herein the "Asset Purchase Agreement");

      D. Pursuant to the terms of a VIDO Biostar Closing Agreement the Licensor agreed to grant the within license to the Licensee which license effects a license of certain human related technology in the form of the within license;

NOW THEREFORE, in consideration of the premises, the receipt and sufficiency of which consideration is hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                 INTERPRETATION

1.01  As hereinafter used in this Agreement, terms have the following meanings:

      (a) "Confidential Information" has the meaning given that term by clause 13.01;

      (b) "Effective Date" means the date set forth on the face page of this Agreement;

      (c) "External Disclosure" has the meaning given that term by clause 13.03

      (d) "Improvements" means all discoveries and inventions owned by the Licensor, whether patentable or not, that consist of an improvement, addition, extension or enhancement to the subject matter of the Licensed Patents or to the Licensed Technology for use in Products subject of the License granted herein.

      (e) "License" has the meaning given that term by clause 2.01;

      (f) "Licensed Technology" means the Pasteurella haemolytica proteins and peptides, and the GnRH technology, and methods of producing and using them as described in the Licensed Patents referenced in Exhibit "A" and further includes all technical data and information and biological materials and reagents useful in working with the subject matter of the Licensed Patents relating to the within grant of license and which is in existence as of the Effective Date;

      (g) "Licensed Patents" means any patents granted pursuant to the applications referenced in Exhibit "A" or granted pursuant to any patent application subsequently filed that is based on the Licensed Technology and includes any continuations, continuations in part, divisions, patents of additions, re-issues, renewals and extensions of such patents and patent applications and all non-United States of America patents corresponding to any of the foregoing;

      (h) "Net Sales" means during any period of time the total sales of Products made by Licensee or Licensee's sublicensees to third party customers (who are not sublicensees) less only the following items to the extent that such items are separately identified on the applicable invoice:

            (i) sales, import, export, value added and similar taxes including, but without limitation, the federal goods and services tax imposed by Part VII of the Excise Tax Act, R.S.C., 1985, C. E-l, as amended;

            (ii) extraordinary packaging and packing costs that relate to sales to a particular customer and which are reimbursed by such customer;

            (iii) shipping and delivery costs that relate to sales to a particular customer and which are reimbursed by such customer;

            (iv) credits on returns, allowances or trades actually allowed and taken; and

            (v) freight insurance;

Notwithstanding the foregoing, Net Sales for purposes of calculating royalties on sales by sublicensees shall be as provided for in the applicable agreement with such sublicensees including any allocations of the selling price of Products as between Components and Licensed Technology or Licensed Patents, as the case may be.

      (i) This clause intentionally left blank.

      (j) "Products" means all compositions, processes, methods of use, or any part or combination thereof, that:

            (i) infringe any claim of a Licensed Patent; or

            (ii) which incorporate, are made or designed from or with the aid of Licensed Technology;

or both, and "Product" is a singular reference to anyone of the Products;

      (k) "Royalty" and "Royalties" has the meaning given those terms by clauses
4.01 and 4.02;

      (l) "Term" means the period of time during which Licensee is obligated to pay Royalties on Products pursuant to clause 2.03;

      (m) "Licensor" means for all purposes of this Agreement, other than the enforcement of this Agreement by the University of Saskatchewan, that separate and unique division of the University of Saskatchewan known as the Veterinary Infectious Disease Organization which currently has its principal offices, facilities and equipment located at 120 Veterinary Road on the campus of the University of Saskatchewan, has a board of directors primarily composed of persons not employed by Licensor or the University of Saskatchewan and which is engaged in research and development.

                                   ARTICLE II
                            GRANT AND TERM OF LICENSE

2.01 In accordance with the provisions of this agreement, the Licensor grants and the Licensee accepts a license (the "License") in all jurisdictions of the world to the Licensed Patents and Licensed Technology for the purpose of developing, producing, exploiting, using, selling or otherwise commercially exploiting or having developed, produced, used, sold or otherwise commercially exploited Products for use in humans comprising Gonadotrophin Hormone Releasing Hormone (GnRH), Pasteurella haemolytica proteins or peptides combined with GnRH or Epidermal Growth Factor Receptors or Epidermal Growth Factor Receptor Ligands as defined in Schedule "B", and for clarity excluding products comprising GDF-8 or myostatin, and further excluding applications of the Licensed Patents and Licensed Technology relating to the diagnosis, treatment or prevention of infectious disease.

2.02 Subject to the provisions of this Agreement, Licensor acknowledges that:

      (a) the License is irrevocable during the Term; and

      (b) the License is exclusive in all jurisdictions of the world during the Term to the extent of the above grant and Licensor shall not produce, use, sell, lease or otherwise commercially exploit within the scope of this License Products other than for its own research purposes, nor shall, within the scope of the above grant the Licensor provide any third party with Products or the Licensed Patents and Licensed Technology to any third party, other than for research and educational purposes. For greater particularity and notwithstanding the foregoing, the license is non-exclusive as to diagnostic applications for Pasteurella haemolytica antibodies.

If, within the scope of the above grant, the Licensor wishes to provide a third party with Products for research and educational purposes, or to license to a third party within the scope of the above grant the Licensed Patents and Licensed Technology for research and educational purposes, Licensor shall first obtain Licensee's written consent. The granting or withholding of such consent shall be in Licensee's sole and absolute discretion and any such consent will be conditional, at Licensee's option, upon the beneficiary of such research and educational license agreeing that Licensee shall have the right to make use of any improvements conceived or developed by such beneficiary at no additional cost to Licensee.

2.03 Royalty obligations on Products and other payments required pursuant to
Article IV in each jurisdiction of the world shall come to an end upon the later of:

      (a) the expiration or invalidation of the last remaining Licensed Patents covering the manufacture, use and/or sale of such Product in such jurisdiction; or

      (b) ten (10) years from the date of first marketing such Product in such jurisdiction.

Following the expiration of the Licensee's royalty obligations in a jurisdiction pursuant to this clause, the Licensee shall be entitled to continue marketing Products and using Licensed Technology in such jurisdiction without further royalty or other payments of any description. This Agreement shall cease to be exclusive to the Licensee with respect to any jurisdiction upon the expiration of the Royalty obligations under this Agreement in such jurisdiction provided that prior to such expiration the Licensee may elect by notice in writing to extend its Royalty and other payment obligations for such period as may be specified in such notice in which event the Royalty and other payment provisions herein shall be so extended and the license shall continue for such period to be exclusive to the Licensee.

2.04 Licensor shall, upon the request of and at the expense of Licensee, execute all further documents which may be necessary to give effect to or register this Agreement and the Licenses granted hereunder in any jurisdiction of the world.

2.05 Licensor shall, if it has not already done so, disclose the Licensed Technology to Licensee within a reasonable period of time after the Effective Date, and Licensor's personnel shall provide Licensee's personnel with reasonable assistance in understanding and applying the Licensed Technology, for reimbursement at Licensor's direct costs.

                                  ARTICLE III
                                  IMPROVEMENTS

3.01 During the Term, Licensor shall disclose and make available to Licensee all Improvements which shall be dealt with in accordance with all the terms and conditions of this Agreement. If an Improvement is patentable, it shall be treated as one of the Licensed Patents, and if non-patentable, as part of the Licensed Technology.

3.02 Licensee acknowledges that Licensor's obligations pursuant to clause 3.01 are conditional upon Licensor's continued existence. Improvements made by employees of the University of Saskatchewan who are not employees of Licensor are exempt from the operation of clause 3.01. In addition, Licensee acknowledges that Licensor's ability to disclose and transfer Improvements may be limited by Licensor's contractual obligations from time to time to third parties who provide funding to support Licensor's various research and development programs. Licensor shall, however, use all reasonable efforts to arrange its contractual and funding obligations so as to be able to comply with clause 3.01.

                                   ARTICLE IV
                                    ROYALTIES

4.01 Licensee shall pay to Licensor a royalty on Net Sales (the "Royalty" or Royalties") during the Term in accordance with the following subject only to those withholdings provided for in this Agreement and as such rates may be modified by clause 4.04:

      (a) if a Product infringes a claim or claims of a Licensed Patent, the Royalty shall be four (4%) percent of Net Sales; and

      (b) if 4.01(a) is not applicable, the Royalty shall be two (2%) percent of Net Sales.

4.02 Notwithstanding Clause 4.01, with respect to sales made by sublicensees where Licensee is in receipt of royalties based on sales or other commercial dispositions of Products made by such sublicensees, Licensee shall pay to Licensor the lesser of:

      (a) twenty-five (25%) percent of the net royalties payable to Licensee by such sublicensees; and

      (b) the amount otherwise due to Licensor pursuant to Clause 4.01.

As used in subclause 4.02 (a) above, "net royalties" means the gross amount of royalties recoverable by Licensee from such sublicensees after deduction of applicable withholdings or similar taxes less any royalties or similar payments that Licensee has to make to any party other than Licensor in connection with sales of Products. Furthermore, in jurisdictions which restrict or prohibit the payment of funds out of the jurisdiction, Licensee shall have no obligation to make any payments to Licensor except from and after Licensor electing to receive payment in such jurisdiction. If Licensor makes such election in regards to any such jurisdiction, Licensee's obligation in respect of royalties in such jurisdiction shall not exceed fifty (50%) percent of its royalty entitlements net of applicable taxes in such jurisdiction.

4.03     This clause left intentionally blank.

4.04 If the Royalties payable to the Licensor and/or other third parties would exceed seven (7%) percent of Net Sales for a Product that infringes a claim or claims of the Licensed Patents or three and one-half percent (3 1/2 %) for a Product that does not, then the Royalty rates provided for in clause 4.01 shall be reduced to a point that the total royalties payable by the Licensee to the Licensor and/or such third parties do not exceed 7%. The Licensee shall use reasonable efforts to ensure that any royalty reduction necessary under this clause is allocated between the Licensor and such third party in an equitable manner. However, under no circumstances shall the Royalty rates provided for under clause 4.01(a) and (b) be reduced to less than one-third (1/3) of the amount otherwise determinable under such clauses.

4.05 If a third party initiates any legal or administrative proceeding challenging the validity, scope or enforceability of a Licensed Patent in any country then Licensee's royalty obligations pursuant to this Article IV shall be adjusted as if that particular Product did not infringe the claim or claims of a Licensed Patent relating to such country. If the enforceability of the claim in dispute in such proceedings is upheld by a court or other legal or administrative tribunal from which no appeal is or can be taken, then the balance of the payment that should have been made during the period of reduction shall be promptly paid by Licensee to Licensor with interest calculated in accordance with clause 5.05. If the claims of a Licensed Patent which cover that Product are held to be invalid or otherwise unenforceable by a court or other legal or administrative tribunal from which no appeal is or can be taken, then no such payment shall be made. Licensee acknowledges that the foregoing constitutes the full extent of Licensor's liability to Licensee in the event of any such suit and is a bar to any proceedings for recovery of any other damages of any description.

4.06 In addition to the amounts payable under clause 4.02, Licensee shall remit to Licensor twenty-five (25%) percent of all option fees, license fees, or other cash payments, equity or other consideration of any kind that Licensee receives from Sublicensees, pursuant to sublicenses Licensee enters into as contemplated by Article XI, other than payments that fall into the following categories:

      (a) payments made on account of royalties pursuant to such sublicense;

      (b) payments made to Licensee to fund research or development, or both, of Product(s) to the extent that such payments are used for such purposes;

      (c) payments made to reimburse Licensee for expenses incurred in the research or development, or both, of Product(s); and

      (d) payments made to reimburse Licensee for payments made to Licensor under this Agreement.

Licensee shall be responsible for demonstrating to Licensor whether any payments made to Licensee by a sublicensee fall into categories (a) through (d) above.

                                   ARTICLE V
                          REPORTS, PAYMENTS AND ACCOUNT

5.01 Licensee shall make written reports and payments on account of Royalties to Licensor within ninety (90) days of the end of each calendar quarter commencing with the first calendar quarter in which sale of Products are made in any jurisdiction by Licensee or its sublicensees. Such written reports shall be certified by a financial officer of Licensee and shall state the number of doses sold and Net Sales made during the applicable calendar quarter and the calculation of the payments due to Licensor pursuant to Article IV less any credits provided for in this Agreement. Licensor acknowledges that Licensee may integrate its written reports provided pursuant to this clause 5.01 into and with the written reports that must be provided to Licensor pursuant to any other license or similar agreements in force between Licensee and Licensor from time to time. Licensee acknowledges that the credits against Royalties otherwise payable provided by clause 7.03 or otherwise hereunder shall not entitle Licensee to reduce any payment on account of Royalties to less than fifty (50%) percent of the amount actually due and that all payments previously made on account of Royalties are non-refundable under any circumstances except as permitted by clause 5.03. In addition to the foregoing financial reports, the Licensee shall provide the Licensor with a report semi-annually as to the activities of the Licensee with respect to the development and registration of the Products carried on by the Licensee in such six month period and an updated estimate by the Licensee of the date of commencement of sales of Product.

5.02 Licensee shall make a final written report and payment within ninety (90) days of the termination of this Agreement whether by expiration of time or otherwise.

5.03 Licensee shall keep at its head office full, clear and accurate records of the production, sale and disposition of Products in detail sufficient to allow an audit of payments due under this Agreement for a period of three (3) years after the delivery of each written report pursuant to clause 5.01. In addition, Licensee shall similarly maintain all records provided to it by its sublicensees. Licensee shall permit such books and records to be examined from time to time by a chartered accountant designated by Licensor, and reasonably acceptable to Licensee, for the purpose of conducting an audit of such written reports. Licensor shall not conduct more than one (1) audit a year except as hereinafter set forth. Audits shall be conducted by Licensor at its expense unless an audit reveals a discrepancy between the amount of payments that should have been made, and the amount of payments actually made of three (3%) percent or greater for any quarterly period. In such event, Licensee shall pay Licensor's audit expenses. Licensor may thereafter conduct more than one (1) audit per year, which remedy shall be without prejudice to any other rights and remedies Licensor may have as a result of such breach. In addition, the difference between the amount of Royalties due and the amount of Royalties actually paid shall be immediately paid to Licensee by Licensor, or to Licensor by Licensee, as the case may be, with interest thereon calculated in accordance with clause 5.05.

5.04 All amounts payable by Licensee to Licensor under this Agreement shall be paid in Canadian dollars. If Products are sold outside of Canada for a currency other than Canadian dollars, Net Sales shall first be determined in accordance with the currency in which such Net Sales take place and then converted into the Canadian dollar equivalent using the rate of exchange posted by Licensee's bank on the last day of the applicable calendar quarter.

5.05 All payments of whatever description owed to either party by the other under this Agreement shall bear interest at the prime rate charged by Licensee's bank from time to time plus two (2%) percent per annum compounded monthly, not in advance from and after the due date for payment to the date of actual payment.

5.06 With respect to the application of clause 5.04 to the sales of Products made by sublicensees where the applicable sublicense agreement contains provisions respecting conversion of funds to Canadian dollars, such provisions shall supersede the provisions of clause 5.04 as regards to calculation and conversion of Net Sales.

                                   ARTICLE VI
                               PATENT PROSECUTION

6.01 The Parties acknowledge that Licensor has granted separate licenses in respect of the Licensed Technology and the Licensed Patents including a license granted for use in vaccines to prevent infectious disease in non-humans, but as more particularly described in such license dated for reference the 29th day of February, 2000, a copy of which has been provided to Licensee (herein the "Novartis License"). The Parties also acknowledge that Licensor has granted a further licenses in respect of the Licensed Technology and the Licensed Patents for use in immunopharmaceutical products based upon leukotoxin carrier, GnRH, or VIP for use in non-humans (other than for use in vaccines for the prevention of infectious diseases in animals) and technology relating to the GDF-8 protein, but as more particularly described in such license dated as an from of the Effective Date (as such terms are defined therein) a copy of which has been provided to Licensee (herein the "MMI License"). Pursuant to the provisions of
Article VI and Article VII of both the Novartis License and the MMI License, the licensee thereunder (such licensees, successors and assigns herein referred to as "Novartis" and "MMI" respectively) has several entitlements, obligations or responsibilities including the following:

      A. to file applications, to prosecute and maintain the Licensed Patents including additions, continuations, divisions and the like thereto;

      B. to discontinue prosecutions and applications and to advise and provide Licensor with the option to proceed with filings, applications and prosecutions;

      C. to regularly apprise Licensor and at Licensor's direction on a confidential basis Licensor's other licensees of the Licensed Patents of the status of patent applications and of approved patents;

      D. to make to Licensor and at Licensor's direction on a confidential basis to other licensees of the Licensed Patents who have an interest in an application or registration respecting a Licensed Patent complete disclosure other than a disclosure which specifically relates to the license granted under the Novartis License or the MMI License and which does not affect such other licensee's interest in the Licensed Patent(s);

      E. to consult with Licensor and at Licensor's direction on a confidential basis its other licensees of the Licensed Patents respecting any actions or prosecutions affecting Licensed Patents and to insure that any actions of Novartis or MMI do not adversely affect such other licensees without the prior written consent of Licensor; and

      F. to cooperate with Licensor and at Licensor's direction on a confidential basis Licensor's other licensees of the Licensed Patents in the application, prosecution and filing of any continuations, continuations-in-part, divisions, patents of additions, re-issues, renewals and extensions, further applications or defense of the Licensed Patents desired by Licensor or affecting such other licensees provided that the same is not adverse to the rights of Novartis or MMI under the Licensed Patents. Novartis and MMI are entitled to reimbursement by Licensor of their out of pocket expenditures incurred in providing such cooperation which is to be reimbursed to Licensor by the Licensee hereunder.

6.02 Licensor agrees with Licensee with respect to the scope of the within grant of license to:

      A. make all directions in favour of Licensee, to Novartis as directions are contemplated by the provisions of the Novartis License, and to MMI as directions are contemplated by the provisions of the MMI License, and to maintain and not withdraw such directions without Licensee's consent; and

      B. obtain Licensee's written consent prior to providing any consent or approval affecting the Licensed Patents as contemplated or requested pursuant to the Novartis License or the MMI License; and

      C. to cooperate with Licensee in the application, prosecution and filing of any continuations, continuations-in-part, divisions, patents of additions, re-issues, renewals and extensions, further applications or defense of the Licensed Patents desired by Licensee (and effecting the applicable directions contemplated under the Novartis License and the MMI License) and to insure that Novartis and MMI do likewise to the extent to do so pursuant to the Novartis License and the MMI License, all subject to Licensee's obligation to reimburse Licensor, Novartis, and MMI for their respective out of pocket expenditures incurred in providing such cooperation; and

      D. to provide Licensee the opportunity to commence or continue the prosecution and maintenance of patents that Novartis or MMI may determine under its license not to make or pursue for inclusion under this License; and

      E. not to amend the Novartis License or the MMI License in a manner adverse to the rights and entitlements of Licensee contemplated hereunder without the Licensee's written consent.

6.03 Intentionally Left Blank

6.04 All patent applications on Licensed Technology or Improvements undertaken by Licensee in accordance with this Agreement shall be undertaken in the name and on behalf of the University of Saskatchewan. Licensee shall be responsible for all costs and expenses associated with the filing and prosecution of such applications and the maintenance fees, if any, required to maintain the Licensed Patents in full force and effect except to the extent the responsibility resides with Novartis or MMI, pursuant to the Novartis License and the MMI License. The selection of the patent agents chosen to prosecute applications pursued independently by Licensee shall be in the sole discretion of Licensee. Other than as contemplated by 6.05, Licensor shall cooperate with Licensee in prosecuting such application at no expense to Licensee other than reimbursement for out-of-pocket expenses that Licensee approves prior to their being incurred.

6.05 At the request of the Licensee, Licensor shall provide such personnel as may be available to it for purposes of consultation with and presentations to governmental authorities in respect of the Licensed Patents and Licensor shall be entitled to be compensated for such participation of such personnel on the basis of a commercially reasonable consultation fee.

6.06 With respect to the Licensed Patents which are not subject of the Novartis License, the following provisions will apply:

      (a) All patent applications on Licensed Technology or Improvements undertaken by the Licensee in accordance with this Agreement shall be undertaken in the name and on behalf of the University of Saskatchewan. The Licensee shall be responsible for all costs and expenses associated with the filing and prosecution of such applications and the maintenance fees, if any, required to maintain such applications in full force and effect. The selection of the patent agents chosen to prosecute such applications shall be in the sole discretion of the Licensee. The Licensor shall cooperate with the Licensee in prosecuting such applications at no expense to the Licensee other than reimbursement for out-of-pocket expenses that the Licensee approves prior to their being incurred. The Licensee's obligations under this Article VI do not extend to prosecuting appeals from decisions of the patent office of various jurisdictions throughout the world nor engaging in litigation with third parties. The Licensee shall regularly apprise Licensor and at Licensor's direction on a confidential basis Licensor's other licensees of the status of patent applications and of approved patents. The Licensee shall be entitled to reimbursement of its out of pocket expenditures incurred in providing such cooperation to other licensees.

      (b) Applications for Licensed Patents filed after the date of execution of this Agreement shall first be filed in the United States of America and the selection of other jurisdictions of the world in which any particular application is to be filed shall be in the sole discretion of the Licensee. The Licensee shall advise the Licensor of its decision in this regard within nine
(9) months of the filing date of any particular application in the United States of America. With respect to applications for Licensed Patents in jurisdictions where the Licensee chooses not to file, the Licensor may file and prosecute an application at its own expense. With respect to any jurisdiction in which the Licensor obtains a patent as contemplated by this clause, the Licensee shall not have any rights under this Agreement.

      (c) The Licensee shall have the option of discontinuing the prosecution of an application for a Licensed Patent or not filing an application based on the Licensed Technology or any Improvement in accordance with this clause 6.06. If the Licensee's patent agents provide a written opinion to the effect that an application for a Licensed Patent does not warrant the expense of further prosecution, or that an aspect of the Licensed Technology or any Improvement (which the Licensor considers patentable) does not warrant the expense of an application the Licensee may, in its sole discretion, refuse to proceed with such prosecution or application. If the Licensee exercises such option, it shall so advise the Licensor in writing and provide the Licensor with a copy of the opinion of the patent agents on which such decision is based. The Licensor may, in its sole discretion, file and prosecute, or continue the prosecution, as the case may be, of such an application, and any patents so obtained shall not be the subject of this License and the Licensor may grant licenses for such patents to any third party.

                                  ARTICLE VII
                       PATENT PROTECTION AND INFRINGEMENT

7.01 The Licensee and the Licensor shall promptly advise each other of any infringement or suspected infringement of the Licensed Patents by a third party. Subject to any subsequent agreement as to the conduct of any such action:

      (a) the Licensee, or its sublicensees, or both, may institute a suit and, subject to the provisions hereinafter appearing, join the Licensor as a plaintiff in which case the Licensee and its sublicensees, as the case may be, shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery whether by way of judgement, award, decree or settlement;

or

      (b) if the Licensee and its sublicensees choose not to institute a suit as provided for in subclause (a) above, the Licensor may institute a suit in which case the Licensor shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery whether by way of judgment, award, decree or settlement.

If the Licensee and its sublicensees exercise their right to commence a suit, the Licensor need not consent to being nor shall it be added as a party until provided with an indemnity agreement from the Licensee and its sublicensees against all costs, expenses and damages which the Licensor may incur as a result of such cooperation. Such indemnity agreement shall be in a form satisfactory to the Licensor's solicitors and be supported by such reasonable assurances in support of such indemnity as the Licensor considers appropriate in the circumstances.

7.02 Should the Licensor or the Licensee (which includes for purposes of this clause the Licensee's sublicensees) commence a suit in accordance with clause
7.01 and subsequently elect to abandon such suit, the Licensor or the Licensee, as the case may be, shall first give timely notice to the other, who may, if it so desires, continue prosecution of such suit provided that an agreement as to the sharing of expenses and any recoveries is first arrived at.

7.03 If the Licensee institutes a suit in accordance with clause 7.01 it may deduct fifty (50%) of its out-of-pocket expenditures, including legal fees and disbursements, that are incurred in bringing and prosecuting such infringement action from Royalties not yet paid to a maximum amount of one-half of each payment on account of Royalties otherwise due, until such expenditures are paid in full. If the Licensee recovers profits or damages, or both, from the alleged infringer, the Licensee shall after reimbursing itself for such expenditures that it has had to bear, repay the Licensor all Royalties that have been deducted in accordance with this clause 7.03 and interest as provided for herein, up to, but not exceeding, the amount of the damages so recovered by the Licensee. However, if any such infringement suit results in an adverse judgment and all or some of the Licensed Patents are wholly or partially invalidated, Royalties shall be adjusted in accordance with clause 4.01.

7.04 Each party shall promptly notify the other in writing of any claim or action for infringement of the patent rights of any third party based on the production, use or sale of Products by the Licensee or its sublicensees.

7.05 The entitlements of the Licensee under this Article VII are limited to third party infringements of the applications subject of this Agreement.

                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

8.01     Subject to Article IX, Licensor represents and warrants that it:

      (a) has obtained and holds title to all such rights in the Licensed Patents and Licensed Technology as may be necessary to grant the licenses contemplated by this Agreement subject to the rights of governmental and other agencies pursuant to funding agreements that Licensor has with such agencies; and

      (b) and has full power and authority to enter into this Agreement.

                                   ARTICLE IX
                            DISCLAIMER OF WARRANTIES

9.01 The parties acknowledge and agree that nothing in this Agreement is or shall be construed as being:

      (a) a warranty or representation by Licensor as to whether any patents based on the Licensed Technology will issue or the validity or scope of the Licensed Patents once issued; or

      (b) a warranty or representation by Licensor that Products made, used, sold or otherwise disposed of by Licensee are and will be free from infringement of patents, copyrights, trademarks or other proprietary interests of any third party; or

      (c) an obligation on Licensor to bring or prosecute actions or suits against third parties for infringement of the Licensed Patents or other proprietary rights under any circumstances; or

      (d) the conferring of any rights to use in advertising, publicity or otherwise any trademark or the name of either Licensor or the University of Saskatchewan or any employee, agent or person otherwise associated with either of those institutions; or

      (e) a grant by implication, estoppel or otherwise of any license to any patents or other confidential proprietary information of Licensor other than the Licensed Patents and Licensed Technology; or

(1) A REPRESENTATION OR WARRANTY, WHETHER EXPRESS OR IMPLIED, BY LICENSOR OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, NOR A REPRESENTATION OR WARRANTY BY LICENSOR THAT IT SHALL BEAR ANY LIABILITY TO LICENSEE WHATSOEVER BY REASON OF ANY LOSS OR DAMAGE SUSTAINED BY LICENSEE, ITS EMPLOYEES, OR ANY THIRD PARTY ARISING OUT OF THE PRODUCTION, USE, SALE OR OTHER DISPOSAL OF PRODUCTS OR ARISING DIRECTLY OR INDIRECTLY OUT OF THE USE BY LICENSEE OF THE LICENSED PATENTS AND LICENSED TECHNOLOGY OR OTHERWISE ARISING OUT OF THE GRANT OF ANY RIGHTS UNDER THIS AGREEMENT OR OUT OF THE PROVISION OF ANY INFORMATION IN CONNECTION WITH THIS AGREEMENT.

                                   ARTICLE X
                                    INDEMNITY

10.01 Licensee shall indemnify, hold harmless and defend Licensor and its officers, employees and agents against any and all claims arising out of the exercise by Licensee of any of the rights granted to it under this Agreement including, without limitation, against any damages, losses or liabilities whatsoever with respect to death or other personal injury to a person or damage to property arising from or out of the use of the Licensed Patents and Licensed Technology by Licensee, it sublicensees or its customers in any manner whatsoever or the production, use, sale, or lease of Products by Licensee, its sublicensees or its customers in any manner whatsoever.

                                   ARTICLE XI
                                  SUBLICENSING

11.01 This Agreement has been entered into so that Licensee may commercialize the Licensed Patents and Licensed Technology by the development, production, use and marketing of Products. Accordingly, Licensee may grant sublicenses of its rights under this Agreement and enter into contracts to have Products developed, produced, used or sold provided that all such sublicenses shall provide, amongst other things, that they come to an end immediately upon the termination of this Agreement for whatever reason.

                                  ARTICLE XII
                                   TERMINATION

12.01 This Agreement shall terminate at Licensor's option if Licensee is in breach of any material provision hereof and fails to remedy such breach within ninety (90) days of receipt of written notice from Licensor of such breach.

12.02    This Agreement shall further terminate, at the option of Licensor, if:

      (a) Licensee files an Assignment in Bankruptcy or is adjudged a bankrupt or insolvent corporation; or

      (b) Licensee is adjudged a bankrupt or insolvent corporation as a result of taking advantage of any law or governmental regulation relating to bankruptcy or insolvency; or

      (c) a receiver or receiver-manager for all or substantially all of the property and assets of Licensee is appointed; or

      (d) Licensee makes an assignment or attempted assignment for the benefit of its creditors;

or

      (e) Licensee institutes any proceedings for the winding up of its business; or

      (f) a governmental authority exercises its powers in such a way that the expropriation or confiscation of all or a substantial part of the property and assets of Licensee occurs.

12.03 If Licensor decides to exercise its option to terminate this Agreement pursuant to either clauses 12.01 or 12.02, it shall so exercise such option by delivering written notice to Licensee, which written notice shall specify the effective date of termination. Termination of this Agreement shall not prejudice any other rights or remedies, whether in law or in equity, that Licensor may have as a result of any actions by Licensee.

12.04 Licensee shall be entitled, at its option, to terminate this Agreement at any time by giving Licensor a minimum of ninety (90) days written notice of its intention.

12.05 Upon termination of this Agreement, whether pursuant to clauses 12.01,
12.02 or 12.04, the parties shall return to each other all Confidential Information with the exception of one (1) copy of each such disclosure which may be retained for record purposes. Licensee acknowledges that upon termination of this Agreement by Licensor for any reason other than the expiration of the Term, it shall no longer have any rights to use the Licensed Technology or infringe the Licensed Patents. Accordingly, Licensee shall cease production of Products upon the effective date of termination and return all cell lines, reagents and other biological material obtained from Licensor to Licensor. With respect to the remaining stock of Products then in Licensee's possession, Licensor shall have the option of purchasing such remaining stock from Licensee at and for a price equal to the price that Licensee offers such Products to its third party customers less ten (10%) percent, or by having Licensee destroy such remaining stock of Products, and providing proof of such destruction to Licensor.

12.06 Surviving the termination of this Agreement, whether pursuant to clauses
12.01 and 12.02 of this Article XII or due to the expiration of time, are the appropriate provisions of Article II (Licenses), Article III (Improvements),
Article IV (Royalties), Article V (Reports, Payments and Accounting), Article IX (Disclaimer of Warranties), Article X (Indemnity), Article XII (Termination) and
Article XIII (Confidentiality and Disclosures).

                                  ARTICLE XIII
                         CONFIDENTIALITY AND DISCLOSURES

13.01 The parties acknowledge that both of them may from time to time disclose to the other (respectively referred to as the "Discloser" and the "Recipient", as the case may be) information that is confidential and proprietary, or both, to the Discloser. Such information may be disclosed orally, graphically, by way of sample or specimen or otherwise printed or recorded by any means.

Accordingly, all information disclosed pursuant to this Agreement including, without limitation, all information pertaining to the Licensed Patents and Licensed Technology, shall be deemed to be confidential information (hereinafter referred to as "Confidential Information") unless the Discloser expressly indicates that it is not confidential or it falls into one of the following categories:

      (a) it is required to be disclosed by reason of judicial action after all reasonable legal remedies to maintain the confidentiality of such information have been exhausted; or

      (b) it is or becomes part of the public domain through no fault of the Recipient; or

      (c) it is known to the Recipient, or its permitted sublicensees prior to disclosure by the Discloser; or

      (d) it is subsequently legally obtained by the Recipient or its sublicensees from a third party under circumstances which do not constitute a breach of this Article XIll; or

      (e) it is independently developed by the Recipient outside of this Agreement and without in any way breaching this Agreement; or

      (f) it is approved for public release by the Discloser.

13.02 Each of the parties shall use its reasonable best efforts to preserve the secrecy of Confidential Information and shall only disclose it to:

      (a) employees, or employees of permitted sublicensees who are required to know the same for performance of their duties and who have entered into appropriate confidentiality agreements; and

      (b) such Government officials as are required for the purpose of obtaining all necessary regulatory approvals for the purpose of commercializing any Product or for the filing of any patent in any jurisdiction, provided that the parties shall avail themselves of all available provisions for ensuring that such disclosures do not become public.

Neither Licensor nor Licensee shall submit any manuscript, abstract, or like document for written or oral publication if it includes data or other information generated and provided by the other party without first obtaining the prior written consent of the other, which consent shall hot be unreasonably withheld. The contribution of each party shall be noted in all publications or presentations by acknowledgement or co-authorship, whichever is appropriate.

13.03 Licensee recognizes that Licensor has an obligation to publish and disseminate scientific knowledge. Licensor recognizes that the public release of material pertaining to Licensed Technology may prejudice the possibility of obtaining letters patent for such Licensed Technology, or result in commercially significant Confidential Information being disclosed to a competitor of Licensee's, or both. Therefore, during the Term, Licensor shall make all theses, articles and similar publications of any description, and the contents of all abstracts and poster presentations which relate to the Licensed Patents or Licensed Technology, or both and Improvements (all hereinafter referred to as "External Disclosures") available for review by Licensee within a reasonable period of time prior to submission for publication or release, as the case may be, but in any event at least thirty (30) days prior to such date. Licensee shall review all External Disclosures to ascertain whether patentable subject matter or commercially significant Confidential Information is disclosed. Licensor shall only proceed with an External Disclosure upon receiving Licensee's consent, which consent shall be deemed to have been given if Licensee does not respond within a period of thirty (30) days from the date of submission to Licensee of any particular External Disclosure. If requested by Licensee in writing, Licensor shall:

      (a) delay submission for publication or release, as the case may be, of any particular External Disclosure for the period of time required for a patent application to be filed, which period of time shall not exceed six (6) months without Licensor's written consent; or

      (b) amend such External Disclosure so as to delete those portions which constitute commercially significant Confidential Information; or both.

As used in clauses 13.03, 13.04 and 13.05, the term "commercially significant Confidential Information" means Confidential Information which, if disclosed to a commercial competitor of Licensee's, could allow such competitor to develop or enhance its position in the market place, or to price a new product in a more competitive fashion, or to improve the price of an existing product so as to compete or improve its competitive position with respect to existing or potential Licensee Products. Commercially significant Confidential Information may include, by way of example and without limitation, information as to the formulation or composition of a Product, the method of formulating or combining ingredients for a Product, detailed chemical or biological structural information for a Product and its ingredients, and the method or application of a Product.

13.04 Licensor shall use reasonable efforts to ensure that all scientific oral presentations which are made by its staff and graduate students do not contain commercially significant Confidential Information.

13.05 Licensee acknowledges and agrees that clause 13.03 shall not prohibit Licensor's personnel from disseminating general information concerning the Licensed Patents and Licensed Technology to government agencies, associations of livestock producers, other organizations or groups of whatever description who provide funding to Licensor or who derive a direct benefit from Licensor's research activities as long as commercially significant Confidential Information is not disclosed.

                                  ARTICLE XIV
                            COMMERCIAL DUE DILIGENCE

14.01 Licensee shall make diligent efforts to introduce Products subject of the License granted herein as soon and in as wide a market as is practicable and consistent with sound and reasonable business practice and judgment. Licensor shall have the right to terminate this Agreement on a jurisdiction by jurisdiction basis, at any time after the Effective Date if, in Licensor's reasonable judgment, Licensee has failed to meet such obligations in a particular jurisdiction. If Licensee disagrees with Licensor's decision to terminate this Agreement, such dispute shall be referred to arbitration in accordance with clause 15.08 and the decision of the arbitrator once rendered shall be final and binding upon the parties.

14.02 Wherever commercially feasible to do so, Licensee shall publicly acknowledge and shall ensure that its sublicensees publicly acknowledge, the role of Licensor or the University of Saskatchewan, or both, in the deveiopment of Products. Prior to providing any such public acknowledgement, Licensee shall obtain the approval of Licensor or the University of Saskatchewan, as the case may be. With respect to the University of Saskatchewan, Licensee acknowledges that any such approval must be obtained from the Board of Governors in the manner stipulated by the University of Saskatchewan Act, Statutes of Saskatchewan.

                                   ARTICLE XV
                                  MISCELLANEOUS

15.01 This Agreement may be assigned by Licensee in whole or in part without the prior written consent of Licensor with the provision of written notice of such assignment to Licensor. As a condition precedent to assignment, the proposed assignee shall promptly execute and deliver an agreement in favour of Licensor pursuant to which the assignee agrees to be bound by all of the terms and conditions contained in this Agreement. Licensee acknowledges that no such assignment shall in any way affect its liabilities and responsibilities under this Agreement.

15.02 This Agreement shall be construed, interpreted and applied in accordance with the laws of the Province of Saskatchewan and Canada, and the parties hereby attorn to the jurisdiction of the Courts of the Province of Saskatchewan.

15.03 All notices, demands or other writings required or permitted to be given hereunder by either party hereto to the other, may be effectively given by letter, mailed by registered mail, postage prepared, addressed to:

      (a)    to Licensor: VIDO

             120 Veterinary Road
             University of Saskatchewan
             Saskatoon, Saskatchewan S7N OWO
             Attention: Director

      (b)    to Licensee: Biostar Inc.

             #343-111 Research Drive
             Saskatoon, Saskatchewan S7N OWO
             Attention: President
or hand delivered to the above addresses or sent by electronic means. If mailed as aforesaid, any such notice shall be deemed to have been given by the seventh
(7th) business day following the date of posting, and if delivered personally or by electronic means, on the date or delivery, provided that such date is a business day. Either party to this Agreement may change its address for service from time to time by giving notice in writing in accordance with the foregoing.

15.04 The parties covenant and agree that if either party hereto fails or neglects, for any reason, to take advantage of any of the terms herein provided for its benefit, any such failure or neglect by such party shall not be, nor be deemed to be construed as waiver of any of the terms, covenants or conditions of this Agreement or the performance thereof.

15.05 This is a contract between separate legal entities and neither party is the agent of the other for any purposes whatsoever, and nothing in this Agreement does or shall directly or indirectly constitute either party to be the agent of the other.

15.06 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and any permitted assigns.

15.07 Neither party to this Agreement shall be liable to the other for failure or delay in the performance of their obligations under this Agreement, by Acts of God, regulations, or laws of any government, war, civic commotion, strike, lock-out, or labour disturbances, destruction of facilities and any materials and equipment by fire, earthquake, storm, failure of public utilities or common carriers, and any cause beyond the control of that party for the period of time that the foregoing prevents performance. Licensee acknowledges and agrees that the foregoing does not operate so as to excuse it from prompt payment of any and all sums due by it to Licensor pursuant to the terms and conditions of this Agreement.

15.08    With the exception of:

      (a) a dispute arising from any breach or alleged breach of the party's obligations with respect to confidentiality; or

      (b) a failure by Licensee to make any payments when due; or

      (c) the exercise by Licensor of its right to terminate this Agreement pursuant to Article XII, the parties shall submit all disputes arising under this Agreement to arbitration. The party desiring to initiate arbitration shall serve a written request on the other party. The party receiving such written request shall designate the locale within which arbitration is to take place. Within thirty (30) days of receipt of such written request, each party shall appoint an umpire. The arbitration shall take place in accordance with the provisions of the Arbitration Act, Statute of Saskatchewan, or its successor legislation in force from time to time.

15.09 This Agreement constitutes the entire agreement between the parties pertaining to the subject matter. No representative of Licensee or Licensor has been authorized to make any representation, warranty or promise not contained herein. This Agreement may not be amended or modified in any manner except by written agreement executed by both of the parties.

15.10 The headings contained in this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of any section of this Agreement.

IN WITNESS WHEREOF VIDO has hereunto affixed its corporate seal as evidence of its approval of this Agreement by the hands of its duly authorized officers in that behalf on the day and year first above written.

THE VETERINARY INFECTIOUS DISEASE ORGANIZATION

PER:
     -----------------------------------------




PER:
     -----------------------------------------

IN WITNESS WHEREOF the Board of Governors University of Saskatchewan has hereunto affixed its corporate by the hands of its duly authorized officers in that behalf day and year first above written.

BOARD OF GOVERNORS OF THE UNIVERSITY OF SASKATCHEWAN

UNIVERSITY OF SASKATCHEWAN

PER:
     -----------------------------------------


PER:
     -----------------------------------------




IN WITNESS WHEREOF Biostar Inc. has hereunto affixed its corporate seal by the hands of its duly authorized officers in that behalf on the day and year first above written.

BIOSTAR INC.

PER:
     -----------------------------------------




PER:
     -----------------------------------------

                                  SCHEDULE "A"

Pasteurella haemolytica Vaccine and Technology:

Includes all patents and patent applications arising from U.S.A. patent application numbers 07/779/171 and 07/335,018, as listed in Robins and Associates patent series 9001-0006 and 9001- 0016. The symbol "a" indicates patents for which Novartis is charged with the maintenance and prosecution under the provisions of the Novartis License, and the symbol "a" indicates patents for which MMI is charged with the maintenance and prosecution under the provisions of the MMI License.

            2 A. Robins and Associates Patent Series 9001-0006

"Compositions and Treatments for Pneumonia in Animals"

Issued U.S. Patent No. 5,849,531 a

"Leukotoxin Vaccine Compositions and Uses Thereof"

Issued U.S. Patent No. 5,871,750 a

"Pasteurella haemolytica Leukotoxin Compositions and Uses Thereof"

Issued U.S. Patent No. 5,476,657 a

B.       Robins and Associates Patent Series 9001-0016

"Enhanced Immunogenicity Using Leukotoxin Chimeras"

         U.S. Application 08/976,566 a

         U.S. Patent 5,708,155 a

         U.S. Patent 5,422,110 a

"GnRH Leukotoxin Chimeras"

         U.S. Application 09/383,912 a

         U.S. Patent 5,969,126 a

         U.S. Patent 5,723,129 a

         U.S. Patent 5,837,268 a

         U.S. Patent 6,022,960 a


                                                               VIDO
                                                              BIOSTAR

Patent Report by Invention                                                                                     Printed:  01/06/2000
Reference Number: 9001-0006

                                       COMPOSITIONS AND TREATMENTS FOR PNEUMONIA IN ANIMALS

-----------------------------------------------------------------------------------------------------------------------------------
           COUNTRY                REFERENCE       TYPE        FILED          SERIAL        ISSUED      PATENT          STATUS
                                      #                                        #                          #
-----------------------------------------------------------------------------------------------------------------------------------
 AUSTRALIA                     9001-0006.43      CEQ       05/25/1990     5662190        03/07/1994    642650      ISSUED
-----------------------------------------------------------------------------------------------------------------------------------
 BELGIUM                       9001-0006.48      DCA       05/25/1990     909068314      08/27/1997    0527724     PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 CANADA                        9001-0006.40      CEQ       04/06/1990     2014033        02/09/1993    2014033     ISSUED
-----------------------------------------------------------------------------------------------------------------------------------
 SWITZERLAND                   9001-0006.49      DCA       05/25/1990     909068314      08/27/1997    0527724     PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 GERMANY                       9001-0006.50      DCA       05/25/1990     909068314                    0527724     ISSUED
-----------------------------------------------------------------------------------------------------------------------------------
 EUROPEAN PATENT               9001-0006.44      CEQ       05/25/1990     909068314      08/27/1997    0527724     ISSUED
 CO
-----------------------------------------------------------------------------------------------------------------------------------
 SPAIN                         9001-0006.51      DCA       05/25/1990     909068314      08/27/1997    0527724     PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 FINLAND                       9001-0006.45      CEQ       05/25/1990     924457                                   ABANDONED
-----------------------------------------------------------------------------------------------------------------------------------
 FRANCE                        9001-0006.52      DCA       05/25/1990     909068314      08/27/1997    0527724     PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 UNITED KINGDOM                9001-0006.53      DCA       05/25/1990     909068314      08/27/1997    0527724     PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 ITALY                         9001-0006.54      DCA       05/25/1990     909068314      08/27/1997    0527724     PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 JAPAN                         9001-0006.46      CEQ       05/25/1990     2507689                                  ABANDONED
-----------------------------------------------------------------------------------------------------------------------------------
 NETHERLANDS "                 9001-0006.55      DCA       05/25/1990     909068314      08/27/1997    0527724     PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 NORWAY                        9001-0006.47      CEQ       05/25/1990     P923827                                  ABANDONED
-----------------------------------------------------------------------------------------------------------------------------------
 UNITED STATES                 9001-0006         NEW       04/07/1989     07/335,018                               ABANDONED
-----------------------------------------------------------------------------------------------------------------------------------
 UNITED STATES                 9001-0006.20      CIP       04/05/1990     07/504,850                               ABANDONED
-----------------------------------------------------------------------------------------------------------------------------------
 UNITED STATES                 9001-0006.01      CON       02/09/1993     08/015,537     12/19/1995   5,476,657    ISSUED
-----------------------------------------------------------------------------------------------------------------------------------
 UNITED STATES                 9001-0006.02      CON       12/14/1994     08/355,919     02/16/1999   5,871,750    ISSUED
-----------------------------------------------------------------------------------------------------------------------------------
 UNITED STATES                 9001-0006.10      DIV       05/31/1995     08/455,510     12/15/1998   5,849,531    ISSUED
-----------------------------------------------------------------------------------------------------------------------------------
 WIPO                          9001-0006.41      CEQ       04/06/1990     PCT/US90                                 ABANDONED
                                                                          /01884

-----------------------------------------------------------------------------------------------------------------------------------
 WIPO                          9001-0006.42      CEQ       05/25/1990     PCT/CA90                                 NAT PHASE
                                                                          /00170

-----------------------------------------------------------------------------------------------------------------------------------

Patent Report by Invention
Reference Number: 9001-0016

GNRH-LEUKOTOXIN CHIMERAS

-----------------------------------------------------------------------------------------------------------------------------------
           COUNTRY                REFERENCE       TYPE        FILED          SERIAL        ISSUED      PATENT          STATUS
                                      #                                        #                          #
-----------------------------------------------------------------------------------------------------------------------------------
 AUSTRALIA                     9001-0016.64      DCA       01/24/1996     4477796                                   PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 AUSTRALIA                     9001-0016.84      DCA       08/08/1997     3843797                                   PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 AUSTRALIA                     9001-0016.52      DIV                                                                PROPOSED
-----------------------------------------------------------------------------------------------------------------------------------
 BRAZIL                        9001-0016.65      DCA       01/24/1996     P196075260                                PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 BRAZIL                        9001-0016.85      DCA       08/08/1997     P197111236                                PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 CANADA                        9001-0016.66      DCA       01/24/1996     2212054                                   PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 CANADA                        9001-0016.86      DCA       08/08/1997     2262524                                   PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 CHINA                         9001-0016.67      DCA       01/24/1996     961926805                                 PUBLISHED
-----------------------------------------------------------------------------------------------------------------------------------
 CHINA                         9001-0016.87      DCA       08/08/1997     97197617                                  PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 EUROPEAN PATENT               9001-0016.75      DCA       01/24/1996     969007962                                 PUBLISHED
 CO

-----------------------------------------------------------------------------------------------------------------------------------
 EUROPEAN PATENT               9001-0016.51      DCA       08/08/1997     979353950                        _        PENDING
 CO

-----------------------------------------------------------------------------------------------------------------------------------
 HUNGARY                       9001-0016.68      DCA       01/24/1996     2544797                                   PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 HUNGARY                       9001-0016.88      DCA       08/08/1997     519499                                    PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 ISRAEL                        9001-0016.89      DCA       08/08/1997     128123                                    PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 INDIA                         9001-0016.81      CEQ       08/07/1997     2204DEL97                                 PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 JAPAN                         9001-0016.69      DCA       01/24/1996     8523847                                   PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 JAPAN                         9001-0016.90      DCA       08/08/1997     10509192                                  PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 NORTH KOREA                   9001-0016.91      DCA       08/08/1997     PCT/CA97/                                 PENDING
                                                                          00559

-----------------------------------------------------------------------------------------------------------------------------------
 SOUTH KOREA                   9001-0016.70      DCA       01/24/1996     70551397                                  PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 SOUTH KOREA                   9001-0016.92      DCA       08/08/1997     700109799                                 PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 MEXICO                        9001-0016.71      DCA       01/24/1996     976009                                    PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 MEXICO                        9001-0016.93      DCA       08/08/1997     PCT/CA97/                                 PENDING
                                                                          00559

-----------------------------------------------------------------------------------------------------------------------------------
 NORWAY                        9001-0016.94      DCA       08/08/1997     19990533                                  PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 NEW ZEALAND                   9001-0016.72      DCA       01/24/1996     300125        04/29/1999       300125     ISSUED
-----------------------------------------------------------------------------------------------------------------------------------
 NEW ZEALAND                   9001-0016.95      DCA       08/08/1997     333999                                    PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 PHILIPPINES                   9001-0016.61      CEQ       02/09/1996     52321                                     PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 PHILIPPINES                   9001.0016.82      CEQ       08/08/1997     57547                                     PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 POLAND                        9001-0016.73      DCA       01/24/1996     P321704                                   PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 POLAND                        9001-0016.96      DCA       08/08/1997     P331537                                   PENDING .
-----------------------------------------------------------------------------------------------------------------------------------
 FEDERATION OF RUSSIA          9001-0016.74      DCA       01/24/1996     97115447                                  PENDING
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
           COUNTRY                REFERENCE       TYPE        FILED          SERIAL        ISSUED      PATENT          STATUS
                                      #                                        #                          #
-----------------------------------------------------------------------------------------------------------------------------------
 FEDERATION OF RUSSIA          9001-0016.97      DCA       08/08/1997     99104772                                  PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 SINGAPORE                     9001-0016.98      DCA       08/08/1997     99004533                                  PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 THAILAND                      9001-0016.63      CEQ       02/08/1996     029979                                    PUBLISHED
-----------------------------------------------------------------------------------------------------------------------------------
 TURKEY                        9001-0016.99      DCA       08/08/1997     199900267                                 PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 TAIWAN                        9001-0016.41      NEW       11/24/1992     81109431                                  ABANDONED
-----------------------------------------------------------------------------------------------------------------------------------
 TAIWAN                        9001-0016.62      CEQ                                                                ABANDONED
-----------------------------------------------------------------------------------------------------------------------------------
 TAIWAN                        9001-0016.83      CEQ                                                                ABANDONED
-----------------------------------------------------------------------------------------------------------------------------------
 UKRAINE                       9001-0016.50      DCA       08/08/1997     99031259                                  PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 UNITED STATES                 9001-0016         NEW       10/16/1991     07/779,171                                ABANDONED
-----------------------------------------------------------------------------------------------------------------------------------
 UNITED STATES                 9001-0016.20      CIP -     10/14/1992     07/960,932      06/06/1995   5,422,110    ISSUED
-----------------------------------------------------------------------------------------------------------------------------------
 UNITED STATES                 9001-0016.21      CIP       02/10/1995     08/387,156      03/03/1998   5,723,129    ISSUED
-----------------------------------------------------------------------------------------------------------------------------------
 UNITED STATES                 9001-0016.10      DIV       05/31/1995     08/455,970      01/13/1998   5,708,155    ISSUED
-----------------------------------------------------------------------------------------------------------------------------------
 UNITED STATES -               9001-0016.22      CIP       08/09/1996     08/694,865      11/17/1998   5,837,268    ISSUED
-----------------------------------------------------------------------------------------------------------------------------------
 UNITED STATES                 9001-0016.11      DIV       06/19/1997     08/878,748      10/19/1999   5,969,126    ISSUED
-----------------------------------------------------------------------------------------------------------------------------------
 UNITED STATES                 9001-0016.01      CON       11/24/1997     08/976,566                                PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 UNITED STATES                 9001-0016.12      DIV       07/29/1998     09/124,491                                PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 UNITED STATES                 9001-0016.02      CON       08/26/1999     69/383,912                                PENDING
-----------------------------------------------------------------------------------------------------------------------------------
 WIPO                          9001-0016.40      CEQ       10/15/1992     PCT/CA92/                                 ABANDONED
                                                                          00449

-----------------------------------------------------------------------------------------------------------------------------------
 WIPO                          9001-0016.60      CEQ       01/24/1996     PCT/CA96/                                 NAT PHASE
                                                                          00049

-----------------------------------------------------------------------------------------------------------------------------------
 WIPO                          9001-0016.80      CEQ       08/08/1997     PCT/CA97/                                 NAT PHASE
                                                                          00559

-----------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE B

Epidemlal Growth Factor Receptors include:

HERl (EGFR or ErbBl)

HER2 (neu or ErbB2)

HER3 (ErbB3)

HER4 (ErbB4)

Epidemlal Growth Factor Receptors Ligands include:

Epidemlal Growth Factor (EGF)

Transforming Growth Factor alpha (TGF-Ct)

Amphiregulin

Heparin Binding Epidemlal Growth Factor (HB-EGF)

Betacellulin

                                   EXHIBIT "D"

List of Certain Assets:

1)    Patents and patent applications

2) Hard copies and electronic versions of complete INDs filed in the US and Canada

3) Preclinical reports, including but not limited to, toxicology, safety, efficacy and ADME studies

4)    Clinical reports

5)    Documentation containing information about the manufacturing process

6) Research reagents, including but not limited to, reagents such as expression constructs, cell lines, monoclonal antibodies

7) Assays for detection of GnRH antibodies, including but not limited to, experimental protocols and reagents

8) Documentation related to market analyses, competitive intelligence, projected sales

9) Limited rights to use carrier protein with oncology products involving the EGF receptor family and its ligands.

                                    EXHIBIT D

                             LIST OF CERTAIN ASSETS:

1)    Patents and patent applications
2)    Hard copies and  electronic  versions of complete INDs filed in the US and
      Canada
3) Preclinical reports, including but not limited to, toxicology, safety, efficacy and ADME studies
4)    Clinical reports
5)    Documentation containing information about the manufacturing process
6) Research reagents, including but not limited to, reagents such as expression constructs, cell lines, monoclonal antibodies
7) Assays for detection of GnRH antibodies, including but not limited to, experimental protocols and reagents
8) Documentation related to market analyses, competitive intelligence, projected sales
9) Limited rights to use carrier protein with oncology products involving the EGF receptor family and its ligands